Exhibit 1.1

ARTICLES OF ASSOCIATION

Name and Place of Domicile

Article 1

1.

This limited liability company is named Perusahaan Perseroan (Persero) PT TELEKOMUNIKASI INDONESIA Tbk or abbreviated as PT TELKOM INDONESIA (PERSERO) Tbk, hereinafter in this Articles of Association will be sufficiently referred to as the “Company”, domiciled and having head office in Bandung City.

2.

The Company may open branch offices or representative offices in other places, both inside and outside the territory of the Republic of Indonesia provided that it must firstly obtain approval from the Board of Commissioners for branch offices or representative offices located outside the territory of the Republic of Indonesia.

Term of Duration of the Company

Article 2

The Company was established starting as of 24-9-1991 (the twenty fourth day of September of the year one thousand nine hundred ninety one) and has obtained its legal entity status on 19-11-1991 (the nineteenth day of November of the year one thousand nine hundred ninety one) based on the Decree of the Minister of Justice Number C2-6870.HT.01.01.th.91 as well as is established for indefinite period of time.

Purposes and Objective as well as Business Activities

Article 3

1.

The Purposes and Objectives of the Company are engaging businesses in the sectors of organizing telecommunication and informatics networks and services, as well as optimization of exploitation over the resources owned by the Company to produce high quality and strongly competitive goods and/or services to obtain/pursue profits in order to increase the value of the Company by applying the principles of Limited Liability Company.

2.	In order to achieve the purposes and objectives mentioned above, the Company may carry out the following main business activities:
a.

Planning, constructing, providing, developing, operating, marketing/selling/leasing and maintaining telecommunication and informatics networks in the broadest definition with due observance of the statutory regulations;

b.	Planning, developing, providing, marketing/selling and improving telecommunication and informatics networks in the broadest definition with due observance of the statutory regulations;
c.	Making investment including capital participation in other companies who are in line with and in order to achieve the purposes and objectives of the Company.

3.

In addition to the main business activities as referred to in paragraph (2), the Company may carry out promoting/supporting business activities in the framework of optimization of exploitation over its own resources to:

a.	Provide payment and money transfer transaction services through telecommunication and informatics networks;
b.

Carry out other activities and businesses in the framework of optimization of resources owned by the Company, among others, the utilization of fixed assets and current assets, information system facilities, education and training facilities, maintenance and repair facilities;

c.

Cooperate with other parties in the framework of optimization of informatics, communication or technology resources owned by other parties as informatics, communication and technology industry players, which are in line with and in order to achieve the purposes and objectives of the Company.

Capital

Article 4

1.

The Authorized Capital of the company is in the amount of Rp. 19.500.000.000.000 (nineteen trillion five hundred billion Rupiah), which is divided into 390,000,000,000 (three hundred ninety billion) shares, which are consisting of:

a.	1 (one) Dwiwarna A series share; and
b.

389,999,999,999 (three hundred eighty nine billion nine hundred ninety nine million nine hundred ninety nine thousand nine hundred ninety nine) B series shares, each share has the nominal value in the amount of Rp. 50 (fifty Rupiah).

2.

Of the referenced authorized capital, has been issued and subscribed as well as paid up totaling to 25.40% (twenty five point four zero percent) or adding up to 99,062,216,600 (ninety nine billion sixty two million two hundred sixteen thousand six hundred) shares with the aggregate nominal value in the amount of Rp. 4.953.110.830.000 (four trillion nine hundred fifty three billion one hundred ten million eight hundred thirty thousand Rupiah), which are consisting of:

a.	1 (one) Dwiwarna A Series share with the aggregate nominal value in the amount of Rp. 50 (fifty Rupiah); and
b.

99,062,216,599 (ninety nine billion sixty two million two hundred sixteen thousand five hundred ninety nine) B Series shares, with the aggregate nominal value in the amount of Rp. 4.953.110.829.950 (four trillion nine hundred fifty three billion one hundred ten million eight hundred twenty nine thousand nine hundred fifty Rupiah);

3.

100% (one hundred percent) of the nominal value of each issued share as referred to in paragraph 2, or aggregately in the amount of Rp. 4.953.110.829.950 (four trillion nine hundred fifty three billion one hundred ten million eight hundred twenty nine thousand nine hundred fifty Rupiah) have been subscribed to and fully paid up by each shareholders of the Company.

4.

With due observance of the provisions of the legislations, including the statutory regulations in the Capital Market sector, the payment of the shares may be made in the form of cash or in other forms. The payment of the shares in the forms other than cash, both in the form of tangible assets and intangible assets, must fulfill the following provisions:

a.

The goods to be used as the relevant capital payment must be declared to the public at the time summon for the General Meeting of Shareholders (hereinafter will be referred to as the “GMS”) with regard to the payment aforesaid;

b.

The goods to be used as capital payment must be appraised by an Appraiser registered at the Financial Services Authority (hereinafter will be referred to as “OJK”) and it is not being encumbered by any means whatsoever;

c.	Obtain the approval of the GMS with the quorum as stipulated in Article 25 paragraph (1) of this Articles of Association;
d.

In the event that the goods to be used as capital payment is in the form of shares of a limited liability company carrying out Public Offering or of a public company which are listed at the Stock Exchange, then, the price must be stipulated based on the fair market value; and

e.

In the event that the payment aforesaid derives from retained earnings, agio of shares, net profit of the Company, and/or own capital elements, then, the retained earnings, agio of shares, net profit of the Company, and/or other own capital elements aforesaid have been contained in the latest financial statement which has been audited by an Accountant who is registered at OJK with unqualified opinion.

5.

The portfolio shares will be issued by the Board of Directors according to the Company’s needs of capital, at the time and in the manner and with the price as well as with the requirements stipulated by the Meeting of the Board of Directors with the approval of the GMS, with regard to the price, the GMS may delegate the authority for the stipulation of price to the Board of Commissioners, with due observance of the provisions contained in this Articles of Association and the statutory regulations as well as the provisions in the Capital Market sector in Indonesia, to the extent that the issuance aforesaid is not under the par value.

6.

Every increase of capital by means of the issuance of Equity Securities (Equity Securities are Securities which are exchangeable to shares or Securities possessing the right to acquire shares from the Company as the issuer), will be carried out in the following provisions:

a.

Every increase of capital by means of the issuance of Equity Securities which is carried out by way of order, then, it must be carried out by giving Preemptive Rights (hereinafter will be referred to as “PR”) to the shareholders whose names are registered in the register of shareholders of the Company on the date stipulated by the GMS approving the issuance of Equity Securities in a number corresponding to the total number of shares which have been registered in the register of shareholders of the Company under the name of the relevant shareholders on such date, and the Company will be obliged to publish the information on the plan for the increase of capital by giving PR to the relevant shareholders with due observance of the statutory regulations in the Capital Market sector.

b.

Without prejudice to the effective enforceability of the statutory regulations in the Capital Market sector, the issuance of Equity Securities without providing PR to the shareholders may only be carried out in the event that the issuance of the shares:

b. 1.	is intended for the employees of the Company;
b. 2.	is intended for the holders of bonds or other Securities convertible to shares, which have been issued with the approval of the GMS;
b. 3.	is carried out in the framework of reorganization and/or restructuring which has been approved by the GMS; and/or
b. 4.	is intended specifically for the State of the Republic of Indonesia as the holder of Dwiwarna A Series share;
c.	PR may be transferred and traded within a period as stipulated in the statutory regulations as well as the statutory regulations in the Capital Market sector.
d.

Equity Securities to be issued by the Company and which are not subscribed by the holders of PR must be allocated to all shareholders ordering additional Equity Securities, provided that if the total number of Equity Securities being ordered exceeds the total number of Equity Securities to be issued, the Equity Securities which are not subscribed aforesaid must be allocated in proportion to the total number of PR exercised by each of the shareholders ordering additional Equity Securities.

e.

In the event that there are still remaining Equity Securities unsubscribed by the shareholders as referred to in paragraph (6) letter d, then, in the event that there is a standby buyer, the Equity Securities aforesaid must be allocated to a certain party acting as the standby buyer with the same price and terms.

f.

The implementation of the issuance of portfolio shares for the holders of Securities exchangeable to shares or Securities possessing the right to acquire shares may be carried out by the Board of Directors based on the previous GMS of the Company which has approved the issuance of the Securities aforesaid.

g.

The increase of issued capital will become effective after the occurrence of payment, and the shares being issued will have the same rights as the shares having the same qualification which are issued by the Company, without prejudice to the obligation of the Company to arrange the notification to the Minister in the sector of Law and Human Rights (hereinafter will be referred to as the “Minister in Law Sector”).

7.

The increase of authorized capital of the Company may only be carried out based on the resolution of the GMS. The amendment to this Articles of Association in the framework of changes in the authorized capital must be approved by the Minister in Law Sector, provided that:

a.	The increase of authorized capital which resulted in the issued capital and paid up capital to become less than 25% (twenty five percent) of the authorized capital, can be carried out to the extent:
a.1.	it has obtained the approval of the GMS to increase the authorized capital;
a.2.	it has obtained the approval of the Minister in Law Sector;
a.3.

the increase of issued and paid up capital, therefore, they will become at least 25% (twenty five percent), it must be carried out within a period of at the latest 6 (six) months after the approval of the Minister in Law Sector;

a.4.

in the event that the increase of authorized capital as referred to in point a.3 cannot be fully fulfilled, then, the Company must re-amend its Articles of Association, therefore, the authorized capital and the issued capital fulfill the provisions of the Limited Liability Company Law (hereinafter will be referred to as the “Company Law”), within a period of 2 (two) months after the period in point a.3 cannot be fulfilled;

a.5.	the approval of the GMS as referred to in point a.1, also including the approval to amend this Articles of Association as referred to in paragraph (7) letter b hereunder.

b.

The amendment to this Articles of Association in the framework of the increase of authorized capital will become effective after the occurrence of capital payment which resulted in the amount of issued capital to become less than 25% (twenty five percent) of the authorized capital and has the same rights as other shares issued by the Company, with due observance of the provisions in this Articles of Association, without prejudice to the obligation of the Company to arrange the approval over the amendment to this Articles of Association from the Minister in Law Sector for the implementation of increase of issued capital aforesaid.

8.

Every increase of capital by means of the issuance of Equity Securities may deviate from the above mentioned provisions, if the statutory regulations particularly in the Capital Market sector and the regulations of the Stock Exchange in which the shares of the Company are listed stipulate otherwise.

9.	The GMS as referred to in this Article must be attended by the holder of Dwiwarna A Series share and the resolution of the Meeting aforesaid must be approved by the holder of Dwiwarna A Series share.

Shares

Article 5

1.	The shares of the Company shall be registered shares and shall be issued under the name of their owners who are registered in the Register of Shareholders which are consisting of:
-	Dwiwarna A Series share which is specifically only to be owned by the State of the Republic of Indonesia; and
-	B Series shares which can be owned by the State of the Republic of Indonesia and/or the public.

2.

In this Articles of Association, referred to as the “shares” shall be the Dwiwarna A Series share and the B Series shares, referred to as the “shareholder” shall be the holder of Dwiwarna A Series share and the holder of B Series shares, unless expressly stipulated otherwise.

3.	The Company only acknowledges one individual or one legal entity as the party authorized to exercise the rights granted by the operation of law over the shares.

4.

a.To the extent not stipulated otherwise in this Articles of Association, then, the holder of Dwiwarna A Series share, the holders of B Series shares, have the same rights and each 1 (one) share grants 1 (one) voting right

b.

According to this Articles of Association, Dwiwarna A Series share is the share specifically owned by the State of the Republic of Indonesia which is granting to its holder, the special rights as the holder of Dwiwarna A Series share.

c.	The special rights of Dwiwarna A Series share are:
c.1.	The right to approve in the GMS with regard to the following matters;
c.1.1.	the approval over the amendment to this Articles of Association;
c.1.2.	the approval over the change of Capital Structure;
c.1.3.	the approval over the appointment and the dismissal of the members of the Board of Directors and the Board of Commissioners;
c.1.4.	the approval related to the merger, consolidation, acquisition, separation and dissolution;
c.1.5.	the approval over the remuneration for the members of the Board of Directors and the Board of Commissioners;
c.1.6.	the approval over the transfer of assets which based on this Articles of Association requires the approval of the GMS;
c.1.7.

the approval with regard to the equity participation and the decrease of percentage in capital participation in other company which based on this Articles of Association requires the approval of the GMS;

c.1.8.	the approval over the utilization of profits;
c.1.9.	the approval over the long term investment and financing which are not operational in nature which based on this Articles of Association require the approval of the GMS;
c.2.	The right to nominate the candidates for the members of the Board of Directors and the candidates for the members of the Board of Commissioners.
c.3.	The right to propose the agenda of the GMS;
c.4.	The right to request and access the corporate data and documents;

with the mechanism for the exercise of the relevant rights in accordance with the provisions in this Articles of Association and the statutory regulations.

d.

Save for the special rights owned by the holder of Dwiwarna A Series share as referred to in letter c and in other Articles of this Articles of Association, the holder of B Series shares have the same rights with due observance of Article 25 of this Articles of Association.

5.

If a share is transferred due to inheritance or based on other causes and, therefore, it falls under the ownership of more than 1 (one) individual, then, those collectively owning 1 (one) share will be obliged to appoint one individual among them and the individual so appointed will be registered as their joint representative in the Register of Shareholders, who will be entitled to exercise the rights granted by the operation of law to the share aforesaid.

6.

In the event that the joint owners aforesaid neglected to notify in writing to the Company with regard to the appointment of their joint representative, the Company treat the shareholder whose name is registered in the Register of Shareholders of the Company as the sole valid owner over the share(s) aforesaid.

7.	Every shareholder, according to the law, must be subject to this Articles of Association and to all resolutions validly adopted in the GMS as well as the statutory regulations.

8.

Towards the entire shares of the Company listed at the Stock Exchange will be applicable the statutory regulations in the Capital Market sector and/or the regulations of the Stock Exchange in which the shares of the Company are listed.

Share Certificates

Article 6

1.	The evidence of share ownership is as following:
a.

In the event that the shares of the Company are not included in the Collective Depository at the Settlement and Depository Institution, then, the Company will be obliged to provide the evidence of share ownership in the form of share certificates or collective share certificates to their shareholders.

b.

In the event that the shares of the Company are included in the Collective Depository of the Settlement and Depository Institution, then, the Company will be obliged to issue the certificate or written confirmation to the Settlement and Depository Institution as the evidence of registration in the book of register of shareholders of the Company.

2.

The Company will issue the share certificates under the name of its owners who are registered in the Register of Shareholders of the Company, in accordance with the statutory regulations in the Capital Market sector and the regulations of the Stock Exchange in which the shares of the Company are listed.

3.	The Company may issue a collective share certificate evidencing the ownership of 2 (two) or more shares owned by one shareholder.

4.	On the share certificate must at least be stated:
a.	the name and address of the shareholder;
b.	the number of the share certificate;
c.	the date of issuance of the share certificate;
d.	the nominal value of the share.

5.	On the collective share certificate must at least be stated:
a.	the name and address of the shareholder;
b.	the number of the collective share certificate;
c.	the date of issuance of the collective share certificate;
d.	the nominal value of the share and the value of the collective shares
e.	the total number of shares and the numbers of the relevant share certificates
6.

Every share certificate, collective share certificate, convertible bond, warrant, and/or other securities convertible to shares, must bear the signatures of the President Director jointly with the President Commissioner, or if the President Commissioner is prevented from doing so, of which impediment, no evidence to the third party will be required, then, by the President Director jointly with one of the members of the Board of Commissioners, or if the President Director and the President Commissioner are prevented from doing so, of which impediment, no evidence to the third party will be required, then, by one of the Directors jointly with one of the members of the Board of Commissioners, the signatures aforesaid may be directly printed on the share certificates, collective share certificates, convertible bonds, warrants, and/or other securities convertible to shares, with due observance of the statutory regulations in the Capital Market sector and the regulations of the Stock Exchange in which the shares of the Company are listed.

7.	In the event that the Company does not issue share certificate, the ownership of shares may be proven by an affidavit of share ownership issued by the Company.
8.	The entire share certificates and/or collective share certificates issued by the Company may be encumbered by adhering to the statutory regulations in the Capital Market sector and the Company Law.

Replacement for Share Certificates

Article 7

1.	If a share certificate is damaged, the replacement of the relevant share certificate may be carried out if:
a.	the party submitting the written application on the replacement for share certificates is the owner of the share certificates aforesaid;
b.	the Company has received the damaged share certificates;
c.	the original damaged share certificates must be returned and may be replaced with the new share certificates bearing the same number as the number of the original share certificates; and
d.	the Company will be obliged to destroy the original damaged share certificates aforesaid after providing the replacement for share certificates.
2.	In the event that the share certificates are lost, the replacement for the share certificates aforesaid may be carried out if:
a.	the party submitting the application for the replacement for share certificates is the owner of the share certificates aforesaid;
b.	the Company has obtained the reporting document from the State Police Department of the Republic of Indonesia over the loss of the share certificates aforesaid;
c.	the party submitting the application for the replacement for share certificates provides warranty considered necessary by the Board of Directors of the Company; and
d.

the plan for the issuance of the replacement for the lost share certificates has been published in the Stock Exchange in which the shares of the Company are listed within a period of at least 14 (fourteen) days prior to the issuance of the replacement for the share certificates.

3.	After the replacement for share certificates aforesaid are issued, then, the share certificates which have been replaced will no longer be applicable towards the Company.
4.	All costs for the issuance of the replacement for share certificates aforesaid will be borne by the relevant shareholder.
5.

The provisions mentioned above with regard to the issuance of the replacement for share certificates are also applicable to the issuance of the replacement for collective share certificates or the Equity Securities.

Collective Depository

Article 8

1.	For shares in the Collective Depository will be applicable the provisions in this Article, which are:
a.

the shares in the Collective Depository at the Settlement and Depository Institution must be registered in the book of Register of Shareholders of the Company under the name of the Depository and Settlement Institution;

b.

the shares in the Collective Depository at the Custodian Bank or the Securities Company who is registered in the Securities account at the Depository and Settlement Institution will be registered under the name of the relevant Custodian Bank or Securities Company for the interest of the account holder at the Custodian Bank or the Securities Company aforesaid;

c.

if the shares in the Collective Depository at the Custodian Bank constitute a portion of the Portfolio of Mutual Fund Securities in the form of collective investment contract and are not included in the Collective Depository at the Depository and Settlement Institution, then, the Company will register the shares aforesaid in the book of Register of Shareholders of the Company under the name of the Custodian Bank for the interest of the owner of the Investment Unit from the Mutual Fund in the form of collective investment contract aforesaid;

d.

the Company will be obliged to issues the certificate or the confirmation to the Depository and Settlement Institution as referred to in letter a of this paragraph or the Custodian Bank as referred to in letter c as the evidence of registration in the book of Register of Shareholders of the Company;

e.

the Company will be obliged to mutate the shares in the Collective Depository registered under the name of the Depository and Settlement Institution or the Custodian Bank for Mutual Fund in the form of collective investment contract in the book of Register of Shareholders of the Company into the name of the party designated by the relevant Depository and Settlement Institution or Custodian Bank;

f.	the application for the mutation will be delivered by the Depository and Settlement Institution or the Custodian Bank to the Company or the Securities Administration Bureau designated by the Company.
g.

the Depository and Settlement Institution, the Custodian Bank or the Securities Company will be obliged to issue the confirmation to the account holder as the evidence of registration in the Securities account;

h.	in the Collective Depository, every share of the same type and classification which is issued by the Company is equal and exchangeable to one another;
i.

the Company will be obliged to reject the registration of shares into the Collective Depository if the share certificates aforesaid are lost or destroyed, unless the party requesting the relevant mutation can provide evidence and or sufficient warranty that the party aforesaid is truly the shareholder and the share certificates are truly lost or destroyed;

j.

the Company will be obliged to reject the registration of shares into the Collective Depository if the shares aforesaid are encumbered, placed under confiscation based on the stipulation of the Court or is confiscated for the investigation of criminal cases;

k.

the holder of Securities account which Securities are registered in the Collective Depository will be entitled to be present and/or to cast votes in the GMS in accordance with the total number of shares which he/she owned in the account aforesaid;

l.

the Custodian Bank and the Securities Company will be obliged to deliver the register of Securities accounts along with the total number of shares of the Company owned by each of account holders at the Custodian Bank and the Securities Company aforesaid to the Depository and Settlement Institution, for further delivery to the Company at the latest 1 (one) working day prior to the summon for the GMS;

m.

the Investment Manager will be entitled to be present and to cast votes in the GMS over the shares of the Company which are included in the Collective Depository at the Custodian Bank which constitute a portion of the portfolio of Mutual Fund Securities in the form of collective investment contract and which are not included in the Collective Depository at the Depository and Settlement Institution, provided that the Custodian Bank aforesaid will be obliged to convey the name of the Investment Manager aforesaid at the latest 1 (one) working day prior to the summon for the GMS;

n.	the Company will be obliged to deliver the dividends, the bonus shares or other rights in relation to the share ownership to the Depository and Settlement Institution over the shares in the

Collective Depository at the Depository and Settlement Institution and the Depository and Settlement Institution aforesaid will further deliver the dividends, bonus shares or other rights to the Custodian Bank and to the Securities Company for the interest of each of the account holders at the Custodian Bank and the Securities Company aforesaid;

o.

the Company will be obliged to deliver the dividends, bonus shares or other rights in relation to the share ownership to the Custodian Bank over the shares in the Collective Depository at the Custodian Bank which constitute a portion of the Portfolio of Mutual Fund Securities in the form of collective investment contract and which are not included in the Collective Depository at the Depository and Settlement Institution;

p.

the deadline for the determination of the holders of the Securities accounts who will be entitled to acquire dividends, bonus shares or other rights in relation to the share ownership in the Collective Depository will be stipulated by the GMS, provided that the Custodian Bank and the Securities Company will be obliged to deliver the register of holders of Securities accounts along with the total number of shares of the Company which are owned by each holder of the Securities accounts aforesaid to the Depository and Settlement Institution at the latest on the date which becomes the basis for the determination of shareholders who will be entitled to acquire dividends, bonus shares or other rights, for further delivery to the Company at the latest 1 (one) working day after the date which become the basis for the determination of shareholders who are entitled to acquire dividends, bonus shares or other rights aforesaid.

2.

The provisions with regard to Collective Depository will be subject to the statutory regulations in the Capital Market sector and the regulations of the Stock Exchange in which the shares of the Company are listed.

Register of Shareholders and Special Register

Article 9

1.	The Board of Directors will maintain and keep the Register of Shareholders and the Special Register as well as will make them available at the place of domicile of the Company.

2.	In the Register of Shareholders must at least be recorded:
a.	the names and addresses of the shareholders;
b.	the total number, the numbers and the dates of acquisition of shares owned by the shareholders and their classification;
c.	the amount paid up for every share;
d.

the names and addresses of the individuals or legal entities possessing the right of pledge over the shares or as the recipients of fiduciary security over shares and the dates of acquisition of the right of pledge or the dates of registration of fiduciary security aforesaid;

e.	the information on the payment of shares in the form other than cash; and
f.	other information considered necessary by the Board of Directors.

3.

In the Special Register will be registered the information regarding the share ownership and/or the change of share ownership of the members of the Board of Directors and the Board of Commissioners as well as their families in the Company and/or in other companies as well as the dates of acquisition of the shares.

4.

A shareholder must notify every change of residences by means of letter against receipt to the Board of Directors. To the extent such notification has not yet been given, then, any summons and notifications to the shareholder will be valid if it is addressed to the address of the shareholder lastly recorded in the Register of Shareholders.

5.	The Board of Directors will be obliged to maintain and keep the Register of Shareholders and the Special Register to the best of its ability.

6.

Every shareholder will be entitled to view the Register of Shareholders and the Special Register at the office of the Company or at the office of the Securities Administration Bureau designated by the Company during working hours.

7.

The Board of Directors of the Company may appoint and give authorities to the Securities Administration Bureau to carry out the registration of shares in the Register of Shareholders and the Special Register. Every registration and recording in the Register of Shareholders, including the registration with regard to a sale, transfer, encumbrance, pledge or fiduciary security concerning the shares of the Company and the rights or interests over the shares must be carried out in accordance in this Articles of Association and the statutory regulations in the Capital Market sector.

8.

The provisions in this Article will be valid to the extent they are not stipulated otherwise in the statutory regulations in the Capital Market sector and the regulations of the Stock Exchange in which the shares of the Company are listed.

9.

In the event that there is any sale, transfer, encumbrance in the form of pledge, fiduciary security or those concerning the shares of the Company or cessie in relation to the rights or interest over the shares, then, the concerned party will report in writing to the Board of Directors or the party designated by the Board of Directors to be recorded and registered in the Register of Shareholders in accordance with this Articles of Association with due observance of the statutory regulations in the Capital Market sector as well as the regulations of the Stock Exchange in which the shares of the Company are listed.

Transfer of  Rights Over Shares

Article 10

1.

In the event that there is any change of ownership of a share, the original owner who is registered in the Register of Shareholders will be considered of remaining the owner of the share aforesaid until the name of the new owner aforesaid has been registered in the Register of Shareholders, such action with due observation to the statutory regulations in the Capital Market sector as well as regulations of Stock Exchange in which the shares of the Company are listed.

2.

a.Unless stipulated otherwise in the statutory regulations, particularly the statutory regulations in the Capital Market sector and this Articles of Association, the transfer of rights over shares must be evidenced by a document executed by or on behalf of the transferor and by or on behalf of the transferee of the rights over the relevant shares. The Document for the transfer of rights over shares must be in the form as stipulated or approved by the Board of Directors.

b.

The transfer of rights over shares which are included in the Collective Depository will be carried out by means of book entry settlement from one Securities account to other Securities account at the Depository and Settlement Institution, the Custodian Bank and the Securities Company. The document for the transfer of rights over shares must be in the form as stipulated by and/or which is acceptable to the Board of Directors, provided that, the document of transfer of rights over shares which are listed at the Stock Exchange must fulfill the regulations of the Stock Exchange in which the shares aforesaid are listed, without prejudice to the statutory regulations and the related provisions.

3.

The Board of Directors may refuse, by providing the reason thereof, to register the transfer of rights over shares in the Register of Shareholders of the Company, if the manner prescribed in the provisions of this Articles of Association are not fulfilled or if one of the requirements in the permit granted to the Company or other matters required by the authorities are not fulfilled.

4.

If the Board of Directors refuse to register the transfer of rights over shares, then, the Board of Directors will be obliged to send notification of refusal to the party who will be transferring his/her rights at the latest 30 (thirty) calendar days after the date on which the application for the registration is received by the Board of Directors with due observance of the statutory regulations in the Capital Market sector and the regulations of the Stock Exchange in which the shares of the Company aforesaid are listed.

5.

With regard to the shares of the Company which are listed at the Stock Exchange in which the shares of the Company are listed, every refusal for registration of transfer of rights must conform to the regulations of the Stock Exchange in which the shares of the Company are listed.

6.

The registration of the transfer of rights over shares cannot be carried out within a period starting as of the date of publication of the summons for the GMS up to the date of closing of the relevant GMS with due observance of the statutory regulations in the Capital Market sector.

7.

Every individual acquiring the rights over a share due to the death of an individual shareholder or due to other causes which resulted in the ownership of a share is passed on by the operation of law, may submit the evidence of his/her rights aforesaid, as required by the Board of Directors, by submitting a written application to be registered as the shareholder of the share aforesaid. The registration may only be carried out if the Board of Directors can well receive the basis of evidence to the rights aforesaid and without prejudice to the provisions in this Articles of Association.

8.

All restrictions, prohibitions and provisions in this Articles of Association which stipulate the rights to transfer the rights over shares and the registration of transfer of rights of shares must also be applicable to every transfer of rights as referred to in paragraph (6) of this Article.

9.

The shareholders as referred to in Article 20 paragraph (4) letter a of this Articles of Association are obliged not to transfer their share ownership within a period of at least 6 (six) months starting as of the GMS if the request for the convening of the GMS is fulfilled by the Board of Directors or the Board of Commissioners or stipulated by the Court

10.

The forms and procedures for the transfer of rights over shares which are traded at the Stock Exchange must fulfill the statutory regulations in the Capital Market sector and the regulations of the Stock Exchange in which the shares of the Company are listed, save for the rights over Dwiwarna A Series share which cannot be transferred to any party whomsoever.

Board of Directors

Article 11

1.

The Company is managed and led by the Board of Directors, the total number of members of which is adjusted to the needs of the Company, at least it will consist of 2 (two) individuals, one individual among them will be appointed as the President Director, and, if required, on individual among them may be appointed as the Vice President Director.

2.	The requirements for the members of the Board of Directors must adhere to the provisions of:
a.	the Company Law;
b.	the statutory regulations in the Capital Market sector; and
c.	other statutory regulations which are applicable to and related to the business activities of the Company.
3.	Eligible to be appointed as a member of the Board of Directors shall be a qualified individual at the time and during his/her term of office:
a.	possessing good character, moral and integrity;
b.	competent in performing legal actions;
c.	within a period 5 (five) years prior to the appointment and during his/her term of office:
1)	has never been declared of being bankrupt;
2)	has never served as a member of the Board of Directors and/or a member of the Board of Commissioners who has been declared of being guilty for causing a company to be declared of being bankrupt;
3)	has never been convicted for committing criminal offense inflicting losses to the state’s finance and/or in relation to the financial sector;
4)	has never become a member of the Board of Directors and/or the Board of Commissioners who during his/her term of office:
a)	has once neglected in convening the Annual GMS;
b)

his/her accountability report as a member of the Board of Directors and/or as a member of the Board of Commissioners has once is not accepted by the GMS or has once not provided his/her accountability report as a member of the Board of Directors and/or a member of the Board of Commissioners to the GMS; and

c)	has once caused the company who acquires permits, approvals, or registration from OJK did not fulfill its obligation to submit the Annual Report and/or the financial statement to OJK.

d.	has commitment to comply with the statutory regulations;
e.	possessing knowledge and/or skill in the sectors required by the Company; and
f.	possessing other requirements as stipulated in paragraph (2) of this Article.

1.

The fulfillment of the requirements as referred to in paragraph (3) of this Article must be set out in statement letter signed by the candidate member of the Board of Directors and the letter aforesaid will be delivered to the Company. The statement letter aforesaid must be reviewed and documented by the Company.

2.	The Company will be obliged to convene the GMS to carry out the changes of the members of the Board of Directors who are not qualified.
3.

The appointment of the members of the Board of Directors who are not qualified as referred to in paragraph (2) will be null and void starting as of the other members of the Board of Directors or the Board of Commissioners are aware of the non-fulfillment of the requirements aforesaid, based on valid evidences, and to the relevant member of the Board of Directors will be provided a written notification with due observance of the statutory regulations.

4.

Within a period of at the most 2 (two) working days starting as of the discovery of the appointment of the unqualified member of the Board of Directors, the other members of the Board of Directors or the Board of Commissioners must publish the annulment of the appointment of the relevant member of the Board of Directors in a publication media with due observance of statutory regulations in the Capital Market sector, and within a period of at the latest 7 (seven) days, they must inform this to the Minister in the Law Sector to be recorded in accordance with the statutory regulations.

5.

The legal actions which have been performed for and on behalf of the Company by the unqualified member of the Board of Directors before the annulment of his/her appointment as a member of the Board of Directors will remain binding and will become the liability of the Company.

6.

The legal actions performed for and on behalf of the Company by the unqualified member of the Board of Directors after the annulment of his/her appointment as referred to in paragraph (6) of this Article will not be valid and will become the personal liability of the relevant member of the Board of Directors.

7.

The members of the Board of Directors will be appointed and dismissed by the GMS, which GMS will be attended by the holder of Dwiwarna A Series share and the resolution of the meeting aforesaid must be approved by the holder of Dwiwarna A Series share with due observance of the provisions in this Articles of Association. The members of the Board of Directors are appointed by the GMS from the candidates nominated by Dwiwarna A Series share, the nomination of which is binding to the GMS. This provision will also be applicable to the GMS convened in the framework of revoking or reinforcing the resolution for the suspension of the members of the Board of Directors.

8.

The resolution of the GMS with regard to the appointment and dismissal of the members of the Board of Directors also stipulate the effective dates of the appointment and the dismissal aforesaid. In the event that the GMS did not stipulate them, then, the appointment and dismissal of the members of the Board of Directors aforesaid will be effective starting as of the closing of the GMS.

9.

a. The members of the Board of Directors will be appointed for a term of office starting as of the closing of or on a date stipulated by the appointing GMS and will end on the closing of the 5th (fifth) Annual GMS after the date of their appointment, provided that it will not exceed the period of 5 (five) years, with due observance of the statutory regulations in the Capital Market sector, however, without prejudice to the right of the GMS to, at any time, dismiss the members of the Board of Directors before the end of their term of office.

b. Such dismissal will be effective starting as of the closing of the relevant GMS, unless stipulated otherwise by the GMS.

c. After the expiry of their term of office, the members of the Board of Directors may be reappointed by the GMS for one more term of office.

13.	The GMS may dismiss the members of the Board of Directors at any time by stating the reasons thereof.
14.

The reasons for the dismissal of the members of the Board of Directors as referred to in paragraph (13) will be carried out if based on the fact, the relevant member of the Board of Directors, among others:

a.	did not/inadequately fulfilled his/her obligations which have been agreed upon in the management contract;
b.	cannot perform his/her duties properly;
c.	breaches the provisions of this Articles of Association and/or the statutory regulations;
d.	is involved in an action detrimental to the Company and/or the state;
e.	committed actions violating the ethics and/or propriety which should be uphold as the Board of Directors;
f.	is declared of being guilty by means of the decision of the Court having permanent legal force;
g.	resigns;
h.	other reasons which are considered appropriate by the GMS for the interest and objectives of the Company;
15.

The resolution for the dismissal due to the reasons as referred to in paragraph (14) of this Article will be adopted after the relevant individual is given the opportunity to defend him/herself, save for paragraph (14) letters f and g.

16.	The dismissal due to reasons as referred to in paragraph (14) letters d and f of this Article constitutes dismissal without honor.
17.

Among the members of the Board of Directors, and between the members of the Board of Directors and the members of the Board of Commissioners, there may not be any kinship up to the third degree, both according to the straight vertical lines and sideways, including relationship arising due to marriage.

18.	In the event that there should occur any condition as referred to in paragraph (17), the GMS will be authorized to dismiss one of the individuals among them.

19.

The members of the Board of Directors may be given salaries along with the facilities and/or other allowances, including director’s fees and post-employment benefits, the types and amount of which will be stipulated by the GMS and such authority may be delegated to the Board of Commissioners.

20.	If at a certain time, due to any reason whatsoever, there are one or more vacancies as the members of the Board of Directors:
a.

The Board of Commissioners will appoint one of the other members of the Board of Directors to carry out the works of the vacant member of the Board of Directors aforesaid with the same powers and authorities.

b.

With due observance of the prevailing provisions, the GMS must be convened to fill in the vacant office aforesaid if it causes the total number of the members of the Board of Directors become less than 2 (two) members, in which one of them is the President Director or the vacant office is as the President Director or the other Director which is obliged by the prevailing provisions.

c.	The GMS as referred to in letter b will be convened at the latest 90 (ninety) days starting as of the occurrence of the vacant office as referred to in letter b.
13.

In the event that there is any member of the Board of Directors whose term of office has ended and the GMS has  not yet stipulated his/her replacement, then, the member of the Board of Directors whose term of office has ended aforesaid may be stipulated by the GMS to carry out his/her works with the same powers and authorities, provided that the member of the Board of Directors whose term of office has ended aforesaid has only served for 1 (one) period of term of office.

14.

a.If at a certain time, due to any reasons whatsoever, the entire offices as the members of the Board of Directors are vacant, then, within a period of at the latest 90 (ninety) days starting as of the occurrence of such vacancies, must be convened the GMS to fill in the vacant offices of the Board of Directors aforesaid.

b.

To the extent the offices are vacant and the GMS has not yet filled in the vacant offices of the Board of Directors as referred to in letter a, then, for the time being, the Company will be managed by the Board of Commissioners, with the same powers and authorities.

13.

a.A member of the Board of Directors may resign from his/her office prior to the expiry of his/her term of office. In the event that there is a resigning member of the Board of Directors, then, the relevant member of the Board of Directors will be obliged to submit the application for resignation in writing with regard to his/her intention aforesaid to the Company.

b.

The Company will be obliged to convene the GMS to decide on the application for resignation of the member of the Board of Directors at the latest 90 (ninety) days starting as of the receipt of the resignation letter aforesaid.

c.	The Company will be obliged to carry out information disclosure to the public and to deliver to OJK, at the latest 2 (two) working days after:
i.	the receipt of application for resignation of the Board of Directors as referred to in letter a of this paragraph; and
ii.	the result of the convening of the GMS as referred to in letter b of this paragraph.
d.

Prior to the effective date of his/her resignation, the relevant member of the Board of Directors will remain to be obliged to complete his/her duties and liabilities in accordance with this Articles of Association and the statutory regulations.

e.

Towards the resigning member of the Board of Directors as mentioned above, may be demanded his/her accountability report as a member of the Board of Directors starting as of the appointment of the relevant member up to the date of approval of his/her resignation in the GMS.

f.	The resigning Board of Directors will only be free from their liabilities after obtaining the discharge of liabilities from the Annual GMS.
g.

In the event that the resigning member of the Board of Directors resulted in the total number of members of the Board of Directors becomes less than 2 (two) individuals, then, the resignation aforesaid will be valid if it has been stipulated by the GMS and have been appointed the new members of the Board of Directors, therefore, will be fulfilled the requirement of minimum total number of members of the Board of Directors.

13.	The office of a member of the Board of Directors will end if:
a.	his/her resignation is already effective as referred to in paragraph (23) letter e;
b.	he/she has passed away;
c.	his/her term of office has ended;
d.	he/she is dismissed based on the resolution of the GMS;
e.	he/she is declared of being bankrupt by the Commercial Court having permanent legal force or is put under guardianship based on a decision of the Court; or
f.	he/she no longer fulfills the requirements as a member of the Board of Directors based on the provisions of this Articles of Association and the statutory regulations.
13.	The provision as referred to in paragraph (24) letter f is including, but not limited to, the prohibited dual positions.
14.

For a member of the Board of Directors resigning before or after the expiry of his/her term of office, save for termination due to passed away, then, the relevant individual will be obliged to deliver his/her accountability report over his/her actions which accountability report has not yet been accepted by the GMS.

15.

The members of the Board of Directors, at any time, may be suspended by the Board of Commissioners by stating the reasons thereof, if they acted contradictory to this Articles of Association or if there were indication of committing actions which were detrimental to the Company or if they neglected their obligations or if there were urgent reasons for the Company, with due observance of the following provisions:

a.

The relevant suspension must be notified in writing to the relevant member of the Board of Directors supplemented by the reason which causes the taking of such action with a copy sent to the Board of Directors;

b.	The notification as referred to in letter a is delivered within a period of 2 (two) working days after the stipulation of the suspension aforesaid.
c.

The suspended member of the Board of Directors will not be authorized to carry out the management of the Company for the interest of the Company in accordance with the purposes and objectives of the Company as well as to represent the Company, both inside and outside the Court.

d.	Within a period of at the latest 90 (ninety) days after the relevant suspension, the Board of Commissioners must convene the GMS to revoke or confirm the resolution on the suspension aforesaid.
e.	With the lapse of the period for the convening of the GMS as referred to in letter d or if the GMS cannot adopt a resolution, then, the suspension aforesaid will become null.
f.	The restriction of authorities in letter c of this paragraph will be effective starting as of the resolution for the suspension by the Board of Commissioners until:
1)	there is a resolution of the GMS confirming or annulling the suspension in letter d of this paragraph; or
2)	the lapse of period in letter d of this paragraph.
g.	In the GMS as referred to in letter d of this paragraph, the relevant members of the Board of Directors will be given the opportunity to defend him/herself.
h.	The suspension may not be extended or reinstated on the same reason, if the suspension is declared of being void as referred to in letter e of this paragraph.
i.

If the GMS annulled the suspension or there were conditions as referred to letter e of this paragraph, then, the relevant member of the Board of Directors will be obliged to resume performing his/her duties accordingly.

j.	In the event that the GMS confirmed the resolution of suspension, then, the relevant member of the Board of Directors will be dismissed permanently.
k.

If the suspended member of the Board of Directors aforesaid were absent in the GMS after being summoned in writing, then, the suspended member of the Board of Directors aforesaid will be considered of not exercising his/her rights to defend him/herself in the GMS and has accepted the resolution of the GMS.

l.	The Company will be obliged to carry out information disclosure to the public and deliver to OJK with regard to:
1)	the resolution on suspension; and
2)

the result of the convening of the GMS to revoke or confirm the resolution on suspension aforesaid as referred to in letter d of this paragraph, or the information with regard to the annulment of the suspension by the Board of Commissioners due to the failure in convening the GMS until the period as referred to in letter e of this paragraph has elapsed, at the latest 2 (two) working days after the occurrence of the event aforesaid.

13.	The members of the Board of Directors will be prohibited from serving dual positions as mentioned hereunder, which are:
a.	become a member of the Board of Directors in the State Owned Enterprises, the Regional Government Owned Enterprises, the Privately Owned Enterprises;
b.	become a member of the Board of Commissioners and/or the Supervisory Board at the State Owned Enterprises;
c.	holds other structural and functional offices at the central and or regional government institutions/organizations;
d.

become an administrator of a political party, a member of the House of People’s Representatives, the Regional Representatives Council, the First Level Region of the Regional House of People’s Representatives, the Second Level Region of the Regional House of People’s Representatives and/or the head of region/deputy head of region;

e.

become a candidate/member of the House of People’s Representatives, the Regional Representatives Council, the First Level Region of the Regional House of People’s Representatives, the Second Level Region of the Regional House of People’s Representatives or the candidate for the head of region/deputy head of region

f.	other offices which could give rise to conflict of interest; and/or
g.	other offices in accordance with the provisions in the statutory regulations

13.	For dual positions as the Board of Directors which are not included in the provisions of paragraph (28), will be required an approval from the Meeting of the Board of Commissioners.

Duties, Authorities and Obligations of the Board of Directors

Article 12

1.

The Board of Directors has the duties of taking any actions in relation to and is responsible for the management of the Company for the interest of the Company in accordance with the purposes and objectives of the Company as well as to represent the Company, both inside and outside the Court, with regard to any matters and in any events, with the restrictions as stipulated in the statutory regulations, this Articles of Association and/or the resolution of the GMS.

2.	In performing the duties as stipulated in paragraph (1), then:
a.	The Board of Directors has the rights and authorities, among others:

a.1 to determine the policies considered appropriate in the management of the Company;

a.2 to arrange the delegation of authorities of the Board of Directors to represent the Company, inside and outside the Court to one or several individuals specifically appointed for such purposes, including the employees of the Company, both individually and collectively and/or other entities;

a.3 to stipulate the provisions regarding the employees of the Company, including the stipulation of salary, pension or old age insurance and other income for the employees of the Company based on the statutory regulations;

a.4to appoint and dismiss the employees of the Company based on the manpower regulations of the Company and the statutory regulations;

a.5to appoint and dismiss the Corporate Secretary and/or the Head of Internal Supervisory Unit with the approval of the Board of Commissioners;

a.6 to write-off non-performing loans with the provisions as stipulated in this Articles of Association and which furthermore will be reported to the Board of Commissioners to be further reported and accounted in the Annual Report;

a.7 not to further collect interest receivables, penalties, costs and other receivables outside the principal debts which is carried out in the framework of restructuring and/or receivables settlement as well as other actions in the framework of Company’s receivables settlement with the obligation to report it to the Board of Commissioners, the provisions and reporting procedures of which are stipulated by the Board of Commissioners;

a.8 to take any actions and other deeds with regard to the management and ownership of the Company’s assets, to bind the Company to other parties and/or other parties to the Company, as well as to represent the Company inside and outside the Court with regard to any matters and in any events, with the restrictions as stipulated in the statutory regulations, this Articles of Association and/or the Resolutions of the GMS.

b.	The Board of Directors will be obliged to:

b.1 work for and ensure the performance of businesses and activities of the Company in accordance with its purposes and objectives as well as business activities;

b.2 prepare in a timely manner, the Long Term Plan of the Company, the Annual Work Plan and Budget of the Company and other work plans as well as their changes to be submitted to the Board of Commissioners and to obtain approval of the Board of Commissioners;

b.3 prepare the Register of Shareholders, the Special Register, the Minutes of the GMS, and the Minutes of Meeting of the Board of Directors;

b.4 prepare the Annual Report which, among others, contains the financial statement, as the materialization of the accountability report on the management of the Company, as well as the financial documents of the Company, as referred to in the Law regarding Corporate Documents;

b.5 compose the financial statement in letter b.4 above based on the Financial Accounting Standards and submit it to the Public Accountant for audit;

b.6 submit the Annual Report after having been reviewed by the Board of Commissioners within a period of at the latest 5 (five) months after the financial year of the Company has ended to the GMS for approval and ratification;

b.7 provide explanation to the GMS with regard to the Annual Report;

b.8 submit the Balance Sheet and the Profit and Loss Statement which have been ratified by the GMS to the Minister in the Law Sector in accordance with the provisions of the statutory regulations;

b.9 compose other reports which are obliged by the provisions of the statutory regulations;

b.10 maintain the Register of Shareholders, the Special Register, the Minutes of GMS, the Minutes of Meeting of the Board of Commissioners and the Minutes of Meeting of the Board of Directors, the Annual Report and the financial documents of the Company as referred to in letter b.4 and letter b.5 above, and other documents of the company;

b.11 maintain at the place of domicile of the Company: the Register of Shareholders, the Special Register, the Minutes of GMS, the Minutes of Meeting of the Board of Commissioners and the Minutes of Meeting of the Board of Directors, the Annual Report and the financial documents of the Company as well as other documents of the company;

b.12 maintain and keep the bookkeeping and administration of the Company in accordance with the common practices for a company;

b.13 compose an accounting system in accordance with the Financial Accounting Standards and based on the internal control principles, particularly the management, registration, retention, and supervisory functions;

b.14 provide periodic report according to the method and at the time in accordance with the provisions, as well as other reports, once requested by the Board of Commissioners and/or the holder of Dwiwarna A Series share, with due observance of the statutory regulations, particularly the regulations in the Capital Market sector;

b.15 prepare the organizational structure of the Company, complete with its breakdown and their duties;

b.16 provide explanation with regard to any matters to be inquired about or requested by the members of the Board of Commissioners and the holder of Dwiwarna A Series share, with due observance of statutory regulations, particularly the regulations in the Capital Market sector;

b.17 perform other obligations in accordance with the provisions stipulated in this Articles of Association and which are stipulated by the GMS by continue observing the statutory regulations

3.

In performing its duties, the Board of Directors will be obliged to fully devote its energy, thoughts, attention and dedication for the duties, obligations and achievement of the objectives of the Company.

4.

In performing their duties, the members of the Board of Directors must comply with this Articles of Association and the statutory regulations as well as will be obliged to implement the principles of professionalism, efficiency, transparency, independency, accountability, responsibility as well fairness.

5.

Every member of the Board of Directors will be obliged to perform his/her duties and responsibilities as referred to in paragraph (1) of this Article in good faith, with full sense of responsibility, and in prudent manner, for the interest and business of the Company, with due observance of the statutory regulations.

6.

a.Every member of the Board of Directors will be jointly and severally liable for the losses of the Company which are caused by the fault or negligence of the members of the Board of Directors in performing their duties.

b.	The members of the Board of Directors cannot be held responsible for the losses of the Company as referred to in letter a, if they can substantiate:
1)	that the losses aforesaid do not derive from their fault or negligence;

2)	of having performed the management in good faith, with full sense of responsibility, and in prudent manner, for the interest of and in accordance with the purposes and objectives of the Company;
3)	of not having any conflict of interests, either directly or indirectly, over the management actions which cause the losses; and
4)	of taking actions to prevent the arising or the continuance of the losses aforesaid.

7.i.The actions of the Board of Directors below must obtain written approval from the Board of Commissioners:

a.

relinquish/transfer and/or encumber the assets of the Company with the value exceeding a certain amount which is stipulated by the Board of Commissioners, save for the assets recorded as the supplies, with due observance of the statutory regulations in the Capital Market sector;

b.

enter into cooperation with other business entities or parties, in the form of operational cooperation (KSO), business cooperation (KSU), licensing cooperation, Build, Operate and Transfer (BOT), Build, Transfer and Operate (BTO), Build, Operate and Own (BOO) and other agreements possessing the same characteristics, whose terms or amount exceed those which have been stipulated by the Board of Commissioners.

c.	stipulate and change the logo of the Company;
d.	stipulate the organizational structure, 1 (one) level under the Board of Directors;
e.

make capital participation, relinquish capital participation, including the change of capital structure in other companies, subsidiary companies or joint venture companies, which are not in the framework of receivables preserving, including capital participation in other companies through the subsidiary companies whose funding derives from the Company, in a certain amount stipulated by the Board of Commissioners, with due observance of the provisions in the Capital Market sector;

f.

establish subsidiary companies and/or joint venture companies in a certain amount which is stipulated by the Board of Commissioners with due observance of the statutory regulations in the Capital Market sector;

g.

nominate the representatives of the Company to become the candidate of the Members of the Board of Directors and the Board of Commissioners in the subsidiary companies providing significant contribution to the Company and/or the strategic values stipulated by the Board of Commissioners;

h.

carry out merger, consolidation, acquisition, separation and dissolution of subsidiary companies and joint venture companies, in a certain limit of amount stipulated by the Board of Commissioners with due observance of the statutory regulations in the Capital Market sector;

i.	bind the Company as the guarantor (borg or avalist) in a certain amount stipulated by the Board of Commissioners with due observance of the statutory regulations in the Capital Market sector;
j.

accept medium/long-term loans and provide medium/long-term loans in a certain amount stipulated by the Board of Commissioners with due observance of the statutory regulations in the Capital Market sector;

k.	provide short/medium/long-term loans which are not operational in nature, save for loans to subsidiary companies, which will be sufficient if being reported to the Board of Commissioners;
l.	write-off non-performing receivables and dead stocks in an amount exceeding the limit stipulated by the Board of Commissioners;
m.

take actions which are included in material transactions as stipulated by the statutory regulations in the Capital Market sector in a certain amount stipulated by the Board of Commissioners, unless such actions are included in the material transactions which are exempted by the statutory regulations in the Capital Market sector;

n.	actions which are not yet stipulated in the Work Plan and Budget of the Company.

ii. The stipulation of limits and/or criteria by the Board of Commissioners for the matters as referred to in letters (a), (b), (e), (f), (g), (h), (i), (j), (k), and (l) of this paragraph will be carried out after obtaining approval of the holder of Dwiwarna A Series share.

iii. The approval of the Board of Commissioners specifically in relation to letters (a), (b), (e), (f), (g), (h), (i), (j), (k), and (l) with a certain limit and/or criteria will be stipulated upon obtaining the approval of the holder of Dwiwarna A Series share.

iv. The action of the Board of Directors as referred to in letter (b) of this paragraph, to the extent required in the framework of implementation of main business activities commonly practiced in the relevant line of business with due observance of the provisions of the legislations, will not require the approval of the Board of Commissioners and/or GMS.

8.

Within a period of at the latest 30 (thirty) days starting as of the application or the explanation and the complete document from the Board of Directors, the Board of Commissioners must provide resolution as referred to in paragraph (7) of this Article.

9.	The Board of Directors will be obliged to request the approval of the GMS to:
a)	transfer the assets of the Company; or
b)	place the assets of the Company as security over debt;

which constitute more than 50% (fifty percent) of the total net assets of the Company in 1 (one) or more transactions, whether interrelated or not, unless as the executor of the business activities of the Company, in accordance with Article 3 of this Articles of Association.

10.	a.The actions listed below may only be carried out by the Board of Directors upon obtaining written response from the Board of Commissioners and obtaining approval of the GMS to:

a.1 carry out actions which are included in the material transaction as stipulated by the statutory regulations in the Capital Market sector with the value above 50% (fifty percent) of the equity of the Company, unless such actions are included in the material transactions exempted by the statutory regulations in the Capital Market sector.

a.2carry out transactions bearing conflict of interests as stipulated in the statutory regulations in the Capital Market sector.

a.3carry out other transactions in order to fulfill the statutory regulations in the Capital Market.

b.

If within a period of 30 (thirty) days starting as of the receipt of the application or explanation and documents from the Board of Directors, the Board of Commissioners did not provide any written response, then, the GMS may provide resolution without the presence of any written response from the Board of Commissioners.

11.

The legal actions as referred to in paragraph (9) and paragraph (10) above which are carried out without the approval of the GMS will continue binding the Company to the extent the other parties in the legal actions aforesaid are acting in good faith.

12.

The GMS may decrease the restrictions to the actions of the Board of Directors stipulated in this Articles of Association or stipulate other restrictions to the Board of Directors, other than those stipulated in this Articles of Association.

13.	The management policy will be stipulated in the Meeting of the Board of Directors.

14.

In the framework of performing the management of the Company, every member of the Board of Directors will be entitled and authorized to act for and on behalf of the Board of Directors as well as to represent the Company in accordance with the management policy and authorities of the Company stipulated based on the resolutions of the Board of Directors.

15.

If not stipulated otherwise in the management policy of the Company as referred to in paragraph (14), the President Director will be entitled and authorized to act for and on behalf of the Board of Directors as well as to represent the Company inside and outside the Court.

16.

a.If the President Director were absent or prevented from attending due to any reason whatsoever, of which impediment, no evidence to the third party will be required, then, the Vice President Director will be authorized to act for and on behalf of the Board of Directors as well as to perform the duties of the President Director or the President Director will appoint in writing, one of the members of the Board of Directors who will be authorized to act for and on behalf of the Board of Directors as well as to perform the duties of the President Director and/or the Vice

President Director if, at the same time, the Vice President Director were absent or prevented from attending.

b.

If the Vice President Director were absent or prevented from attending due to any reason whatsoever, of which impediment, no evidence to the third party will required, then, the Vice President Director will appoint in writing, a member of the Board of Directors who will be authorized to perform the duties of the Vice President Director or the Vice President Director will appoint in writing, a member of the Board of Directors who will be authorized to act for and on behalf of the Board of Directors as well as to perform the duties of the President Director and/or the Vice President Director if, firstly, the President Director were absent or prevented from attending.

c.

If the GMS did not appoint any Vice President Director, then, in the event that the President Directors were absent or prevented from attending due to any reason whatsoever, of which impediment, no evidence to the third party will be required, then, the President Director will appoint in writing, a member of the Board of Directors who will be authorized to act for and on behalf of the Board of Directors as well as to perform the duties of the President Director.

17.

In the event that the President Director did not make an appointment, then, the longest serving member of the Board of Directors, in his capacity, will be authorized to act for and on behalf of the Board of Directors as well as to perform the duties of the President Director.

18.

The Board of Directors, for a certain action, on its own account, will also be entitled to appoint one or more individuals as its representatives or proxies, by granting him/her or them the authorities for certain actions stipulated in a power of attorney.

19.

The distribution of duties and authorities of each member of the Board of Directors will be stipulated by the GMS. In the event that the GMS did not stipulate the distribution of duties and authorities aforesaid, then, the distribution of duties and authorities among the members of the Board of Directors will be stipulated based on the resolution of the Board of Directors.

20.

The Board of Directors in managing the Company, will implement the instructions provided by the GMS, to the extent they are not contradictory to the statutory regulations and/or this Articles of Association.

21.	A member of the Board of Directors will not be authorized to represent the Company if:
a.	There is a case in the Court between the Company and the relevant member of the Board of Directors; or
b.	The relevant member of the Board of Directors has an interest conflicting to the interest of the Company.

22.	In the event that there are conditions as referred to in paragraph (21), will be entitled to represent the Company:
a.	the other members of the Board of Directors who do not have conflict of interest with the Company;
b.	the Board of Commissioners, in the event that the entire members of the Board of Directors have conflict of interest with the Company; or
c.	other party appointed by the GMS in the event that the entire members of the Board of Directors or the Board of Commissioners have conflict of interest with the Company.

Meeting of the Board Of Directors

Article 13

1.	The Board of Directors will be obliged to periodically convene the Meeting of the Board of Directors at least 1 (one) time in every month.

2.	The Board of Directors will be obliged to periodically convene the Meeting of the Board of Directors jointly with the Board of Commissioners at least 1 (one) time in every 4 (four) months.

3.	The convening of the Meeting of the Board of Directors may be held at any time if:
a.	considered necessary by one or more members of the Board of Directors;
b.	upon the written request from one or more members of the Board of Commissioners.

4.

The summon for the Meeting of the Board of Directors must be given by a member of the Board of Directors who is entitled to represent the Board of Directors according to the provisions of Article 12 of this Articles of Association.

5.a.The summon for the Meeting of the Board of Directors must be given in writing and sent or delivered personally to every member of the Board of Directors against sufficient receipt, or by means of registered mail or by means of courier services or by means of telex, facsimile or electronic mail (email), at the latest 5 (five) days prior to the convening of the meeting, excluding the date of the summon and the date of the meeting or within a shorter period in urgent condition.

b.The summon as referred to above will not be required for the meeting which has been scheduled based on the resolution of the Meeting of the Board of Directors which has been convened previously or if all members of the Board of Directors were present in the meeting.

6.

The summons for the Meeting of the Board of Directors must state the agenda, date, time and venue of the meeting. The Meeting of the Board of Directors may be convened at the place of domicile of the Company or in other place within the territory of the Republic of Indonesia or at the place of business activity of the Company.

7.

All Meetings of the Board of Directors will be chaired by the President Director, if the President Director were absent or prevented from attending, then, the Vice President Director will chair the Meeting of the Board of Directors or another Director appointed in writing by the President Director will chair the Meeting of the Board of Directors if, at the same time, the Vice President Director were absent or prevented from attending, or a Director appointed by the Vice President Director will chair the Meeting of the Board of Directors if, at the same time, the President Director were absent or prevented from attending and did not make any appointment.

8.

If the GMS did not appoint the Vice President Director, then, in the event that the President Director were absent or prevented from attending, then, one of the Directors appointed in writing by the President Director will chair the Meeting of the Board of Directors.

9.

In the event that the President Director did not make any appointment, then, one of the Directors with the longest term of office as a member of the Board of Directors will chair the Meeting of the Board of Directors.

10.

In the event that the Directors with the longest term of office as a member of the Board of Directors of the Company are more than 1 (one) individuals, then, the Director as referred to in paragraph (9) who is the oldest in age will act as the chairman of the Meeting of the Board of Directors.

11.

A member of the Board of Directors may be represented in the Meeting of the Board of Directors only by another member of the Board of Directors by virtue of a power of attorney. A member of the Board of Directors may only represent one other member of the Board of Director.

12.

A member of the Board of Directors who is prevented from attending a Meeting of the Board of Directors may submit his/her written and signed opinion, to be further delivered to the President Director or the Vice President Director or to the other members of the Board of Directors who will chair the Meeting of the Board of Directors aforesaid, with regard to the issue whether he/she supports or disapprove the matters to be discussed and this opinion will be considered as a vote validly cast in the Meeting of the Board of Directors.

13.

The Meeting of the Board of Directors will be valid and entitled to adopt binding resolutions if it were attended or represented by more than 1/2 (one-half) of the total number of the members of the Board of Directors.

14.	In the event that there are more than one proposal, then, will be carried out re-voting, therefore, one of the proposals get votes more than 1/2 (one-half) of the total number of votes being cast.

15.

The Resolution of the Meeting of the Board of Directors must be adopted based on deliberation to reach a consensus. If the resolution based on deliberation to reach a consensus cannot be achieved, then, the resolution must be adopted by means of voting based on the affirmative votes of more than 1/2 (one-half) of the total number of votes validly cast in the relevant meeting.

16.

In the Meeting of the Board of Directors, every member of the Board of Directors will be entitled to cast 1 (one) vote and in addition 1 (one) vote for every other member of the Board of Directors whom he/she validly represents in the meeting aforesaid.

17.

Blank (abstain) votes will be considered of approving the proposal presented in the meeting. Invalid votes will be considered non-existent and will not be taken into account in determining the total number of votes being cast in the meeting.

18.

Voting concerning an individual will be carried out by means of unsigned folded ballots, whereas voting concerning other matters will be carried out verbally, unless the Chairman of the Meeting stipulates otherwise without any objection based on the majority votes present in the meeting.

19.

a.The Result of the Meeting of the Board of Directors as referred to in paragraph (1) of this Article must be set out in the Minutes of Meeting. The Minutes of Meeting must be drawn up by an individual present in the Meeting of the Board of Directors appointed by the Chairman of the Meeting as well as, then, it is executed by the entire members of the Board of Directors present in the meeting and delivered to the entire members of the Board of Directors.

b.The result of the Meeting of the Board of Directors as referred to in paragraph (2) of this Article must be set out in the Minutes of Meeting. The Minutes of Meeting must be drawn up by an individual present in the Meeting of the Board of Directors appointed by the Chairman of the Meeting as well as, then, it is executed by the entire members of the Board of Directors and the members of the Board of Commissioners present in the meeting and delivered to the entire members of the Board of Directors and the members of the Board of Commissioners.

c.In the event that there were members of the Board of Directors and/or members of the Board of Commissioners who did not execute the result of the Meeting of the Board of Directors as referred to in letter a and letter b, the relevant individuals will be obliged to state their reasons in writing in separate letters attached to the Minutes of Meeting.

d.The Minutes of Meeting of the Board of Directors as referred to in letter a and letter b of this paragraph must be documented by the Company.

e.The Minutes of Meeting of the Board of Directors constitutes valid evidence for the members of the Board of Directors and for the third parties with regard to the resolutions adopted in the relevant Meeting of the Board of Directors.

20.

a.The Board of Directors may also adopt valid resolutions without convening the Meeting of the Board of Directors, provided that all members of the Board of Directors have been notified in writing and all members of the Board of Directors give the approval regarding the proposal presented in writing as well as execute such approval.

b.The resolution adopted in such a manner will have the same force as a resolution validly adopted in the Meeting of the Board of Directors.

21.

In the event that a member of the Board of Directors cannot physically attend the meeting, then, the relevant member of the Board of Directors may attend the meeting by means of teleconference media, video conference, or other electronic media devices, in accordance with the provisions.

22.

Every member of the Board of Directors who personally, by any method whatsoever, either directly or indirectly, has interest in a transaction, contract or a proposed contract, in which the Company becomes one of the parties, must state the nature of his/her interest in a Meeting of the Board of Directors and, therefore, he/she will not be entitled to join in the voting with regard to the matters related to the transaction or contract aforesaid.

The Board of Commissioners

Article 14

1.a.The supervision of the Company will be performed by the Board of Commissioners, the total number of members of which will be adjusted to the needs of the Company, consisting of at least 2 (two) individuals, one individual among them will be appointed as the President Commissioner, and, if required, one individual among them may be appointed as the Vice President Commissioner.

b.The Board of Commissioners will consist of the Commissioners and the Independent Commissioners. The total number of the Independent Commissioners will conform to the statutory regulations.

2.The Board of Commissioners constitutes an assembly and every member of the Board of Commissioners may not act independently, instead, they will act based on the resolution of the Board of Commissioners.

3.The requirements for the members of the Board of Commissioners must adhere to the provisions of:

a.	the Company Law;
b.	the statutory regulations in the Capital Market sector; and
c.	other prevailing statutory regulations for and which are related to the business activities of the Company.
4.	Eligible to be appointed as a member of the Board of Commissioners shall be an individual, who fulfill the following requirements at the time of appointment and during his/her term of office:
a.	possessing good characters, morals and integrity;
b.	competent in performing legal actions;
c.	within 5 (five) years prior to his/her appointment and during his/her term of office:
1)	has never been declared of being bankrupt;
2)	has never become a member of the Board of Directors and/or a member of the Board of Commissioners who was found guilty for causing a company to be declared of being bankrupt;
3)	has never been convicted for committing criminal offense inflicting financial loss to the state and/or which is related to the financial sector;
4)	has never become a member of the Board of Directors and/or a member of the Board of Commissioners who during his/her term of office:
a)	has once failed convening the Annual GMS;
b)

his/her accountability report as a member of the Board of Directors and/or a member of the Board of Commissioners has once not accepted by the GMS or has once not provide his/her accountability report as a member of the Board of Directors and/or a member of the Board of Commissioners to the GMS; and

c)	has once caused the company, who has obtained permits, approvals, or registration from OJK, of not fulfilling its obligations of delivering the Annual Report and/or the financial statement to OJK.

d.	has commitment to comply with the statutory regulations;
e.	possessing knowledge and/or skills in the area required by the Company; and
f.	fulfilling other requirements as stipulated in paragraph (3) of this Article.
5.

The fulfillment of the requirements as referred to in paragraph (4) of this Article must be set out in a statement letter executed by the candidate member of the Board of Commissioners and the letter aforesaid must be delivered to the Company. The statement letter aforesaid must be reviewed and documented by the Company.

6.	The Company will be obliged to convene the GMS to carry out the replacement of the members of the Board of Commissioners who are not qualified.

7.

The appointment of a member of the Board of Commissioners who did not fulfilled the requirements as referred to in paragraph (3) of this Article will become null and void starting as of the other members of the Board of Commissioners or the Board of Directors become aware of the non-fulfillment of the requirements aforesaid, based on valid evidence, and to the relevant member of the Board of Commissioners will be given written notification, with due observance of the statutory regulations.

8.

Within a period of at the latest 2 (two) working days starting as of being discovered the appointment of the unqualified member of the Board of Commissioners, the other members of the Board of Commissioners must publish the annulment of the appointment of the relevant member of the Board of Commissioners in the announcement media with due observance of the provisions in the Capital Market sector and within at the latest 7 (seven) days, must notify it to the Minister in the Law Sector to be recorded in accordance with the statutory regulations.

9.

The legal actions which have been performed for and on behalf of the Company by the unqualified member of the Board of Commissioners before the annulment of his/her appointment as a member of the Board of Commissioners will continue binding and will become the liability of the Company.

10.

The legal actions which have been performed for and on behalf of the Company by the unqualified member of the Board of Commissioners after the annulment as referred to in paragraph (7) of this Article are not valid and will become the personal liability of the relevant member of the Board of Commissioners.

11.

In addition to the criteria as referred to in paragraph (3) and paragraph (4) of this Article, the appointment of the members of the Board of Commissioners will be carried out by considering the integrity, dedication, understanding of corporate managerial issues related to one of the management functions, possessing sufficient knowledge in the line of business of the Company, and can provide sufficient time to perform their duties as well as other requirements based on the statutory regulations.

12.

The members of the Board of Commissioners will be appointed and dismissed by the GMS, in which GMS will be present the holder of Dwiwarna A Series share and the resolution of the Meeting aforesaid must be approved by the holder of Dwiwarna A Series share from the candidates nominated by the holder of Dwiwarna A Series share, which nomination will be binding to the GMS.

13.

The resolution of the GMS regarding the appointment and dismissal of the members of the Board of Commissioners also stipulates the effective dates of the appointment and dismissal aforesaid. In the event that the GMS did not stipulate it, then, the appointment and the dismissal of the members of the Board of Commissioners aforesaid will be effective starting as of the closing of the GMS.

14.

a.The members of the Board of Commissioners will be appointed for a term starting as of the date stipulated by the appointing GMS and will end on the closing of the 5th (fifth) Annual GMS after the date of his/her appointment, provided that the term will not exceed a period of 5 (five) years, with due observance of the statutory regulations in the Capital Market sector, however, without prejudice to the right of the GMS, at any time, to dismiss the members of the Board of Commissioners prior to the expiry of their term of office.

b.After the expiry of their term of office, the members of the Board of Commissioners may be re-appointed by the GMS for one more term of office.

15.	The members of the Board of Commissioners, at any time, may be dismissed based on the resolution of the GMS by stating the reasons thereof.

16.

The reasons for the dismissal of the members of the Board of Commissioners as referred to in paragraph (15) will be carried out based on the facts that the relevant member of the Board of Commissioners, among others:

a.	does not perform his/her duty properly.
b.	breaches the provisions of this Articles of Association and/or the statutory regulations.
c.	is involved in an action detrimental to the Company and/or the state.
d.	commits an action which is violating the ethics and/or propriety which should be uphold as a member of the Board of Commissioners.
e.	is found guilty by the Court’s decision having permanent legal force.
f.	Resigns.

17.

In addition to the dismissal of a member of the Board of Commissioners as referred to in paragraph (16) letter a up to letter f, the member of the Board of Commissioners may be dismissed by the GMS based on other reasons considered appropriate by the GMS for the interest and objectives of the Company.

18.

The resolution for the dismissal due to the reasons as referred to in paragraph (16) letter a, letter b, letter c, letter d and paragraph (17) will be adopted after the relevant individual is given the opportunity to defend him/herself in the GMS

19.	The dismissals due to the reasons as referred to in paragraph (16) letter c and letter e of this Article constitute dismissal without honor.

20.

Among the members of the Board of Commissioners and between the members of the Board of Commissioners and the members of the Board of Directors will be prohibited to have kinship up to the third degree, both according to the straight vertical lines and sideways, including relationship arising due to marriage.

21.	In the event that there should occur any condition as referred to in paragraph (20), then, the GMS will be authorized to dismiss one of the individuals among them.

22.

The distribution of works among the members of the Board of Commissioners will be stipulated by themselves, and for the smooth running of their duties, the Board of Commissioners may be assisted by the Secretary of the Board of Commissioners appointed by the Board of Commissioners.

23.	If at a certain time, due to any reason whatsoever, there are one or more vacancies as the members of the Board of Commissioners:
a.

The GMS must be convened to fill in the vacant offices aforesaid if the vacancies cause the members of the Board of Commissioners to become less than 2 (two) members, and one of them is the President Commissioner or the vacant office is the President Commissioner.

b.	The GMS as referred to in letter a will be convened at the latest 90 (ninety) days starting as of the occurrence of the vacant offices as referred to in letter a.

24.

If at a certain time, due to any reasons whatsoever, the entire offices as the members of the Board of Commissioners were vacant, then, for the time being, the holder of Dwiwarna A Series share may appoint the acting official for the duties of the Board of Commissioners to perform the works of the Board of Commissioners with the same authorities, provided that within a period of at the latest 90 (ninety) days starting as of the occurrence of such vacancies, must be convened the GMS to fill in the vacant offices of the Board of Commissioners aforesaid.

25.

a.A member of the Board of Commissioners will be entitled to resign from his/her office prior to the expiry of his/her term of office by notifying in writing with regard to his/her intention aforesaid to the Company.

b.The Company will be obliged to convene the GMS to decide on the application for resignation of the member of the Board of Commissioners within a period of at the latest 90 (ninety) days after the receipt of the resignation letter.

c.The Company will be obliged to carry out information disclosure to the public and to deliver to OJK, at the latest 2 (two) working days after the receipt of application for resignation of the Board of Commissioners as referred to in letter a of this paragraph and the result of the convening of the GMS as referred to in letter b.

d.Prior to the effective date of his/her resignation, the relevant member of the Board of Commissioners will remain to be obliged to complete his/her duties and liabilities in accordance with this Articles of Association and the statutory regulations.

e.Towards the resigning member of the Board of Commissioners as mentioned above, may still be demanded his/her accountability report as a member of the Board of Commissioners starting as of the appointment of the relevant member up to the date of approval of his/her resignation in the GMS.

f.The discharge of liability of the resigning member of the Board of Directors will be granted after the Annual GMS discharges him/her.

g.In the event that the resignation of the member of the Board of Commissioners resulted in the total number of members of the Board of Commissioners to become less than 2 (two) individuals, then, the resignation aforesaid will be valid if it has been stipulated by the GMS and have been appointed the new members of the Board of Commissioners, therefore, it will fulfill the requirement of minimum total number of members of the Board of Commissioners.

26.	The office of a member of the Board of Commissioners will end if:
a.	his/her resignation is already effective as referred to in paragraph (25) letter b;
b.	he/she has passed away;
c.	his/her term of office has ended;
d.	he/she is dismissed based on the GMS;
e.	he/she is declared of being bankrupt by the Commercial Court having permanent legal force or is put under guardianship based on a decision of the Court; or
f.	he/she no longer fulfills the requirements as a member of the Board of Commissioners based on this Articles of Association and other statutory regulations.

27.	The provision as referred to in paragraph (26) letter f is including, but not limited to, the prohibited dual positions.

28.

For a member of the Board of Commissioners resigning before or after the expiry of his/her term of office, save for termination due to passed away, then, the relevant individual will remain to be accountable for his/her actions which accountability report has not yet been accepted by the GMS.

29.	The members of the Board of Commissioners will be prohibited from serving dual positions as:
a.	a member of the Board of Directors in the State Owned Enterprises, the Regional Government Owned Enterprises, the Privately Owned Enterprises;
b.

an administrator of a political party and/or a candidate/member of the House of People’s Representatives, the Regional Representatives Council, the First Level Region of the Regional House of People’s Representatives, and the Second Level Region of the Regional House of People’s Representatives and/or the candidate for the head of region/deputy head of region;

c.	other offices in accordance with the provisions in the statutory regulations; and/or
d.	other offices which could give rise to conflict of interest.

30.

The members of the Board of Commissioners will be given honorarium and allowance/facilities including commissioner’s fees and post employment benefits, the types and amount of which will be stipulated by the GMS with due observance of the statutory regulations.

Duties, Authorities and Obligations of the Board of Commissioners

Article 15

1.

The Board of Commissioners has the duties of carrying out supervision towards the management policy, the running of the management in general, both pertaining to the Company and the businesses of the Company performed by the Board of Directors as well as provide advices to the Board of Directors including the supervision over the implementation of Long Term Plan of the Company, the Work Plan and Budget of the Company, as well as the provisions of this Articles of Association, and the Resolutions of the GMS, as well as the statutory regulations, for the interest of the Company and in accordance with the purposes and objectives of the Company.

2.	In performing its duties as referred to in paragraph (1), then:
a.	The Board of Commissioners is authorized to:

a.1examine books, letters, as well as other documents, examine cash position for verification purposes and other securities and examine the assets of the Company;

a.2enter the yards, buildings, and offices used by the Company;

a.3demand explanation from the Board of Directors and/or other officials with regard to any issues concerning the management of the Company;

a.4be informed of any policy and actions which have been and which will be taken by the Board of Directors;

a.5demand the Board of Directors and/or other officials under the level of the Board of Directors, with the knowledge of the Board of Directors, to attend the meeting of the Board of Commissioners;

a.6appoint and dismiss a Secretary of the Board of Commissioners;

a.7suspend the members of the Board of Directors in accordance with the provisions of this Articles of Association;

a.8form the Audit Committee, the Remuneration and Nomination Committee, the Risk Monitoring Committee and other committees, if considered necessary, with due observance of the capability of the company;

a.9utilize experts for certain matters and within a certain period of time on the account of the Company, if considered necessary;

a.10perform the management actions over the Company in certain conditions for a certain period of time in accordance with the provisions of this Articles of Association;

a.11approve the appointment and dismissal of the Corporate Secretary and/or the Head of Internal Supervisory Unit;

a.12attend the Meeting of the Board of Directors and give viewpoint towards the matters being discussed;

a.13perform other supervisory authorities to the extent they do not contradict with the statutory regulations, the Articles of Association and/or the resolutions of the GMS.

b.	The Board of Commissioners will be obliged to:

b.1 provide advices to the Board of Directors in performing the management of the Company;

b.2 provide opinion and give approval over the Annual Work Plan and Budget of the Company as well as other work plans which have been prepared by the Board of Directors, in accordance with the provisions of this Articles of Association;

b.3 keep up with the progress of activities of the Company, provide opinions and advices to the GMS with regard to every issue considered important for the management of the Company;

b.4report to the holder of Dwiwarna A Series share if there is any indication of decreasing performance of the Company;

b.5 propose to the GMS for the appointment of Public Accountant who will perform the audit over the books of the Company;

b.6 review and analyze the periodic reports and the Annual Report prepared by the Board of Directors as well as execute the Annual Report;

b.7 provide explanation, opinion and advice to the GMS with regard to the Annual Report, if requested;

b.8 draw up the minutes of meeting of the Board of Commissioners and keep their copies;

b.9 report to the Company with regard to their and/or their families share ownership in the Company aforesaid and in other companies;

b.10 provide report regarding the supervisory duties which have been performed during the recently passed financial year to the GMS.

b.11 provide explanation regarding any matters inquired about or requested by the holder of Dwiwarna A Series share with due observance of the statutory regulations, particularly those prevailing in the Capital Market sector.

b.12 perform other obligations in the framework of supervisory duties and advice provision, to the extent it does not contradict to the statutory regulations, the Articles of Association and/or the resolutions of the GMS.

3.	In performing their duties, every member of the Board of Commissioners must:
a.

comply with this Articles of Association and the statutory regulations as well as the principles of professionalism, efficiency, transparency, independency, accountability, responsibility, as well as fairness;

b.

be in good faith, fully cautious and responsible in performing the supervisory function and providing advices to the Board of Directors for the interest of the Company and in accordance with the purposes and objectives of the Company.

4.

In certain condition, the Board of Commissioners will be obliged to convene the Annual GMS and other GMS in accordance with its authorities as stipulated in the statutory regulations and this Articles of Association.

5.

a.Every member of the Board of Commissioners will be jointly and severally liable for the losses of the Company caused by the fault or negligence of the members of the Board of Commissioners in performing his/her duties.

b.The members of the Board of Commissioners cannot be held responsible for the losses of the Company as referred to in letter a, if they can substantiate:

1)	that the losses aforesaid do not derive from their fault or negligence;
2)	of having performed the supervision in good faith, with full sense of responsibility, and in prudent manner, for the interest of and in accordance with the purposes and objectives of the Company;
3)	of not having any conflict of interests, either directly or indirectly, over the supervisory actions which cause the losses; and
4)	of taking actions to prevent the arising or the continuance of the losses aforesaid.

Meeting of the Board of Commissioners

Article16

1.	Any resolution of the Board of Commissioners will be adopted in the Meeting of the Board of Commissioners.

2.	The Board of Commissioners will be obliged to convene meeting at least 1 (one) time in every 2 (two) months.

3.	The Board of Commissioners will be obliged to periodically convene meeting jointly with the Board of Directors at least 1 (one) time in every 4 (four) months.

4.

The Board of Commissioners may convene meeting at any time upon the request of 1 (one) or several members of the Board of Commissioners or the Board of Directors by stating the matters to be discussed.

5.

The summons for the Meeting of the Board of Commissioners must be given by the President Commissioner. In the event that the President Commissioner were prevented from attending, of which impediment, no evidence to the third party will be required, the summons for the meeting will be given by the Vice President Commissioner. In the event that the Vice President Commissioner were prevented from attending, of which impediment, no evidence to the third party will be required, then, the summons for the meeting will be given by a member of the Board of Commissioners.

6.

a.The summons for the Meeting of the Board of Commissioners must be given in writing and sent or delivered personally to every member of the Board of Commissioners against sufficient receipt, or by means of registered mail or by means of courier services or by means of telex, facsimile or electronic mail (e-mail), at the latest 5 (five) days prior to the convening of the meeting, excluding the date of the summons and the date of the meeting or within a shorter period in urgent condition.

b. The summons as referred to above will not be required for the meeting which has been scheduled based on the resolution of the Meeting of the Board of Commissioners which has been convened previously.

7.

The summons for the Meeting of the Board of Commissioners must state the agenda, date, time and venue of the meeting. The Meeting of the Board of Commissioners may be convened at the place of domicile of the Company or in other place within the territory of the Republic of Indonesia or at the place of business activity of the Company.

8.	All Meetings of the Board of Commissioners will be chaired by the President Commissioners.

9.

a.In the event that the President Commissioner were absent or prevented from attending, then, the Vice President Commissioner will chair the Meeting of the Board of Commissioners or a member of the Board of Commissioners appointed by the President Commissioner will chair the Meeting of the Board of Commissioners if, at the same time, the Vice President Commissioner were absent or prevented from attending, or a member of the Board of Commissioners appointed by the Vice President Commissioner will chair the Meeting of the Board of Commissioners if, at the same time, the President Commissioner were absent or prevented from attending and did not make any appointment.

b.If the GMS did not appoint the Vice President Commissioner, then, in the event that the President Commissioner were absent or prevented from attending, then, the Meeting of the Board of Commissioners will be chaired by one of the member of the Board of Commissioners appointed by the President Commissioner.

10.

In the event that the President Commissioner did not make any appointment, then, one of the members of the Board of Commissioners with the longest term of office as a member of the Board of Commissioners will act as the chairman of the Meeting of the Board of Commissioners.

11.

The Meeting of the Board of Commissioners will be valid and entitled to adopt binding resolutions if it were attended and/or represented by more than 1/2 (one-half) of the total number of the members of the Board of Commissioners.

12.

In the event that the members of the Board of Commissioners with the longest term of office as a member of the Board of Commissioners are more than 1 (one) individuals, then, the members of the Board of Commissioners as referred to in paragraph (10) of this Article who is the oldest in age will act as the chairman of the meeting.

13.	In the event that there are more than one proposal, then, will be carried out re-voting, therefore, one of the proposals get votes more than 1/2 (one-half) of the total number of votes being cast.

14.

In the Meeting of the Board of Commissioners, every member of the Board of Commissioners will be entitled to cast 1 (one) vote and in addition 1 (one) vote for every other member of the Board of Commissioners whom he/she validly represents in the meeting aforesaid.

15.

Blank (abstain) votes will be considered of approving the proposal presented in the meeting. Invalid votes will be considered non-existent and will not be taken into account in determining the total number of votes being cast in the meeting.

16.

Voting concerning an individual will be carried out by means of unsigned folded ballots, whereas voting concerning other matters will be carried out verbally, unless the Chairman of the Meeting stipulates otherwise without any objection based on the majority votes present in the meeting.

17.

The Resolution of the Meeting of the Board of Commissioners must be adopted based on deliberation to reach a consensus. If the resolution based on deliberation to reach a consensus cannot be achieved, then, the resolution must be adopted by means of voting based on the affirmative votes of more than 1/2 (one-half) of the total number of votes validly cast in the relevant meeting.

18.

a.The Result of the Meeting as referred to in paragraph (2) of this Article must be set out in the Minutes of Meeting. The Minutes of Meeting must be drawn up by an individual present in the meeting appointed by the Chairman of the Meeting as well as, then, it is executed by the entire members of the Board of Commissioners present in the meeting and delivered to the entire members of the Board of Commissioners.

b.The result of the meeting as referred to in paragraph (3) of this Article must be set out in the Minutes of Meeting. The Minutes of Meeting must be drawn up by an individual present in the meeting appointed by the Chairman of the Meeting as well as, then, it is executed by the entire members of the Board of Commissioners and the members of the Board of Directors present in the meeting and delivered to the entire members of the Board of Commissioners and the members of the Board of Directors.

c.In the event that there were members of the Board of Commissioners and/or members of the Board of Directors who did not execute the result of the meeting as referred to in letter a and letter b, the relevant individuals will be obliged to state their reasons in writing in separate letters attached to the Minutes of Meeting.

d.The Minutes of Meeting as referred to in letter a and letter b must be documented by the Company.

e.

The Minutes of Meeting of the Board of Commissioners constitutes valid evidence for the members of the Board of Commissioners and for the third parties with regard to the resolutions adopted in the relevant meeting.

19.

a.The Board of Commissioners may also adopt valid resolutions without convening the Meeting of the Board of Commissioners, provided that all members of the Board of Commissioners have been notified in writing and all members of the Board of Commissioners give the approval regarding the proposal presented in writing as well as execute such approval.

b.The resolution adopted in such a manner will have the same force as a resolution validly adopted in the Meeting of the Board of Commissioners.

20.

In the event that a member of the Board of Commissioners cannot physically attend the meeting, then, the relevant member of the Board of Commissioners may attend the meeting by means of teleconference media, video conference, or other electronic media devices, in accordance with the provisions.

21.

Every member of the Board of Commissioners who personally, by any method whatsoever, either directly or indirectly, has interest in a transaction, contract or a proposed contract, in which the Company becomes one of the parties, must state the nature of his/her interest in a Meeting of the Board of Commissioners and, he/she will not be entitled to join in the voting with regard to the matters related to the transaction or contract aforesaid.

Annual Work Plan and Budget

Article 17

1.	The Board of Directors will be obliged to compose the Annual Work Plan and Budget of the Company for every financial year, which at least contains:
a.	the missions, business targets, business strategies, corporate policies, and work/activity programs;
b.	the budget of the Company which is itemized in details into every budget of the work/activity program;
c.	the financial projection of the Company and its subsidiary companies; and
d.	other matters requiring the resolution of the Board of Commissioners.

2.

The Board of Commissioners will be obliged to compose the work program of the Board of Commissioners which will become an inseparable part to the Annual Work Plan and Budget of the Company composed by the Board of Directors as referred to in paragraph (1).

3.

The Draft of Annual Work Plan and Budget of the Company which has been executed by the entire members of the Board of Directors will be delivered to the Board of Commissioners, at the latest 30 (thirty) days prior to the commencement of the new financial year or within a period stipulated in the statutory regulations, to obtain approval of the Board of Commissioners.

4.

The Draft of Annual Work Plan and Budget of the Company will be approved by the Board of Commissioners at the latest 30 (thirty) days after the commencement of the current financial year (the budget year of the relevant Annual Work Plan and Budget of the Company) or within a period stipulated in the statutory regulations.

5.	In the event that the draft of Work Plan and Budget of the Company has not yet been delivered by the Board of Directors and/or the Work Plan and Budget of the Company has not yet been approved within the period as referred to in paragraph (4), then, the Work Plan and Budget of the Company of the previous year will be applied.

Financial Year and Annual Report

Article 18

1.

The financial year of the Company will run from the 1st (first) day of January up to the 31st (thirty first) day of December in the same year. At the end of December each year, the books of the Company will be closed.

2.	The Board of Directors will be obliged to compose the Annual Report containing at least:
a.	the summary of important financial data;
b.	the information on shares (if any);
c.	the reports of the Board of Directors;
d.	the reports of the Board of Commissioners;
e.	the profile of the Company;
f.	the analysis and discussion on the management;
g.	the governance of the Company;
h.	the social and environmental responsibility of the Company;
i.	the audited annual financial statement;
j.	the statement letters of the members of the Board of Directors and the members of the Board of Commissioners regarding their accountability over the Annual Report.

3.

The Board of Commissioners will be obliged to compose the report regarding the supervisory duties which have been performed by the Board of Commissioners during the recent previous financial year which becomes an inseparable part to the Annual Report composed by the Board of Directors as referred to in paragraph (2).

4.

The Draft Annual Report including the financial statement which has been audited by a public accountant, which has been executed by the entire members of the Board of Directors, will be delivered to the Board of Commissioners for review and to be executed before being submitted to the Annual GMS to obtain approval and ratification.

5.

The Annual Report as referred to in paragraph (2) of this Article which has been executed by all members of the Board of Directors and all members of the Board of Commissioners will be submitted by the Board of Directors to the Annual GMS at the latest 5 (five) months after the end of the Financial Year with due observance of the provisions.

6.

In the event that there are any members of the Board of Directors and the Board of Commissioners who did not execute the relevant Annual Report, must be stated the reasons thereof in writing or the reasons aforesaid must be declared by the Board of Directors in a separate letter attached to the Annual Report.

7.

In the event that there are members of the Board of Directors or the members of the Board of Commissioners who did not execute the Annual Report as referred to in paragraph (5) of this Article and they did not provide any reasons in writing, the relevant individuals will be considered of having approved the content of the Annual Report.

8.

The approval over the Annual Report, including the ratification of the financial statement as referred to in paragraph (4) of this Article, will be carried out by the Annual GMS at the latest at the end of the 5th (fifth) month after the end of the financial year.

9.

The approval over the Annual Report, including the ratification of the financial statement as well as the report on the supervisory duties of the Board of Commissioners and the resolutions on the utilization of profits stipulated by the GMS.

10.

The approval over the Annual Report, including the report on supervisory duties by the Board of Commissioners and the ratification of the financial statement by the Annual GMS, will mean the granting of release and discharge to the members of the Board of Directors and the members of the Board of

Commissioners over the management and supervision which has been performed during the previous financial year, to the extent that such actions are evidenced in the Annual Report, including the financial statement, the report on supervisory duties by the Board of Commissioners, as well as in accordance with the provisions.

11.

The Annual Report, including the financial statement as referred to in paragraph (4) must be available at the head office of the Company starting as of the date of summons up to the date of convening of the Annual GMS.

12.

The Company will be obliged to publish the financial statement including the Balance Sheet and the Profit and Loss Statement in newspapers in the Indonesian language and with national circulation according to the procedure as stipulated in the statutory regulations in the Capital Market sector.

Reporting

Article 19

1.	The Board of Directors will be obliged to prepare the periodic reports containing the implementation of the Work Plan and Budget of the Company.

2.	The periodic reports as referred to in paragraph (1) will cover the quarterly reports and the Annual Report.

3.	In addition to the periodic report as referred to in paragraph (2), the Board of Directors, at any time, may also provide special report to the Board of Commissioners.

4.

The periodic reports and other reports as referred to in paragraph (1) and paragraph (3) will be delivered in the form, with the content and the preparation procedure in accordance with the statutory regulations.

5.	The Board of Directors will be obliged to submit quarterly reports to the Board of Commissioners at the latest 30 (thirty) days after the end of the relevant quarterly period.

General Meeting of Shareholders

Article 20

1.	The GMS in the Company shall be:
a.	the Annual GMS, as referred to in Article 21 of this Articles of Association.
b.	the other GMS which are GMS to be convened at any time based on the needs as stipulated in Article 22 of this Articles of Association.

2.	Referred to as the GMS in this Articles of Association shall mean both the “Annual GMS” and the “Extraordinary GMS”, unless expressly stated otherwise.

3.	The Board of Directors will convene the Annual GMS and the other GMS. The GMS may be convened upon the request of the shareholders with due observance of the provisions in paragraph (4) hereunder.

4.	The request for the Convening of the GMS by the shareholders:
a.	The Convening of the GMS may be held upon the request of:

a.1the holder of Dwiwarna A Series share.

a.2a request of one or more shareholders, either individually or collectively, representing 1/10 (one-tenth) or more of the total number of the entire shares which have been issued by the Company with valid voting rights, by fulfilling the provisions of this Articles of Association and the statutory regulations.

b.	The request for the convening of the GMS in letter a will be submitted to the Board of Directors by means of registered mail supplemented with the reason thereof.

c.	The request for the convening of GMS in letter a of this paragraph must:

1)	be carried out in good faith;
2)	consider the interest of the Company;
3)	be supplemented with the reasons and the materials related to the matters to be resolved in the GMS;
4)	not contradict with the statutory regulations and this Articles of Association

d.

The proposal for the convening of the GMS from the shareholders as referred to in letter a of this paragraph must constitute a request requiring the resolution of the GMS and, according to the discretion of the Board of Directors, it has fulfilled the requirements in letter c.

e.

The Board of Directors will be obliged to make the announcement of the GMS to the shareholders within a period of at the latest 15 (fifteen) days starting as of the date of request for the convening of the GMS as referred to in letter a of this paragraph is received by the Board of Directors.

f.

In the event that the Board of Directors did not make the announcement of the GMS as referred to in letter e, the shareholders may re-submit the request for the convening of the GMS to the Board of Commissioners.

g.

The Board of Commissioners will be obliged to make announcement of the GMS to the shareholders within a period of at the latest 15 (fifteen) days starting as of the date of request for the convening of the GMS in letter f is received by the Board of Commissioners.

h.

In the event that the Board of Directors or the Board of Commissioners did not make the announcement of the GMS within a period as referred to in letter e of this paragraph and letter g, the Board of Directors or the Board of Commissioners will be obliged to announce:

1)	that there is a request for the convening of the GMS from the shareholders as referred to in letter a of this paragraph; and
2)	the reasons for the non-convening of the GMS.

i.

The announcement as referred to in letter h will be made within a period of at the latest 15 (fifteen) days starting as of the receipt of request for the convening of the GMS from the shareholders as referred to in letter b and letter f of this paragraph.

j.	The announcement as referred to in letter e, letter g and letter h of this paragraph must be made at least through:
1)	1 (one) daily newspaper in the Indonesian language with national circulation ;
2)	the website of the Stock Exchange; and
3)	the website of the Company in the Indonesian Language and/or other languages stipulated by the statutory regulations.

k.

In the event that the announcement in letter j number 3) used a language other than the Indonesian Language, then, the announcement aforesaid must contain the same information as the information in the announcement using the Indonesian Language.

l.

In the event that there is any different interpretation over the information in the announcement in letter j of this paragraph, then, the information to be used as the reference shall be the information in the Indonesian Language.

m.

The evidence of announcement as referred to in letter j number 1) of this paragraph along with the copy of the request letter for the convening of the GMS as referred to in letter b of this paragraph must be delivered to OJK at the latest 2 (two) working days after the announcement.

n.

In the event that the Board of Commissioners did not make the announcement of the GMS as referred to in letter g of this paragraph, the shareholders as referred to in letter a of this paragraph may submit request for the convening of the GMS to the chairman of the District Court, the jurisdiction of which covers the place of domicile of the Company, to stipulate the granting of permit for the convening of the GMS.

o.	The shareholders who have obtained the stipulation of the Court to convene the GMS as referred to in letter n will be obliged to:
1)	to make announcement, summons for the convening of the GMS, announcement on the summary of the minutes of GMS, over the GMS being convened in accordance with OJK Regulations.
2)

give notification on the GMS to be convened and to deliver the evidence of announcement, the evidence of summons, the minutes of GMS, and the evidence of announcement on the summary of the minutes of GMS over the GMS being convened to OJK in accordance with OJK Regulations.

3)

attach the document containing the names of the shareholders as well as the total number of their shares ownership in the Company which have obtained the stipulation of the Court to convene the GMS and the stipulation of the Court in the notification in number 2) to OJK in relation to the GMS to be convened aforesaid.

p.	The Shareholders as referred to in letter a of this paragraph must not transfer their shares ownership as stipulated in Article 10 paragraph (9) of this Articles of Association.

Annual General Meeting of Shareholders

Article 21

1.	The Annual GMS must be convened every year, after the financial year ended in accordance with the statutory regulations.

2.	In the Annual GMS:
a.	The Board of Directors will present the Annual Report as referred to in Article 19 of this Articles of Association;
b.	The Board of Directors must present the proposal on the utilization of net profits of the Company, if the Company has positive profit balance;
c.

Will be carried out the appointment of Public Accountant Office registered at OJK as proposed by the Board of Commissioners, to perform audit over the financial statement of the Company of the current year, including the internal control audit over the financial reporting; in accordance with the prevailing provisions from the capital market authority at the place in which the shares of the Company are registered and/or listed;

d.	The Board of Directors may propose other matters for the interest of the Company in accordance with the provisions of this Articles of Association.

3.

The approval over the Annual Report, including the ratification over the financial statement as well as the report on the supervisory duties of the Board of Commissioners given by the GMS will mean the granting of full release and discharge of the liabilities to the members of the Board of Directors and the Board of Commissioners over the management and supervision which have been performed during the previous financial year, to the extent that such actions are reflected in the Annual Report and the financial statement, save for the action of embezzlement, fraud and other criminal offenses.

Other General Meeting of Shareholders

Article 22

Other GMS may be convened at any time based on the needs for the interest of the Company.

Venue, Notification, Announcement, Summons and Time of Convening of the General Meeting of Shareholders

Article 23

1.	The Company will be obliged to determine the venue and time for the convening of the GMS.

2.	The venue for the convening of the GMS must be located in the territory of the Republic of Indonesia, which can be convened in:
a.	the place of domicile of the Company;
b.	the place in which the Company carries out its main business activities;
c.	the capital city of the province in which the place of domicile or the place of the main business activities of the Company; or
d.	the province of the place of domicile of the Stock Exchange in which the shares of the Company are listed.
3.	The Board of Directors will convene the GMS which is preceded by notification of the GMS to OJK, the announcement of the GMS and the summons for the GMS as stipulated in this Article.
4.	The notification of the GMS to OJK will be carried out with the following provisions:
a.

The Company will be obliged to deliver the notification on the agenda of the GMS to OJK at the latest 5 (five) working days prior to the announcement of the GMS, excluding the date of announcement of the GMS.

b.	The agenda of the GMS as referred to in letter a must be disclosed clearly and in detailed manner.
c.

In the event that there is any change of agenda of the GMS as referred to in letter b, the Company will be obliged to convey the change of agenda aforesaid to OJK at the latest at the time of summons for the GMS.

d.

The provisions of letter a, letter b and letter c will be applicable mutatis mutandis to the notification for the convening of the GMS by the shareholders who have obtained the stipulation of the Court to convene the GMS as referred to in Article 20 paragraph (4) letter o of this Articles of Association.

5.	The announcement for the GMS will be made with the following provisions:
a.

The Company will be obliged to make announcement of the GMS to the shareholders at the latest 14 (fourteen) days prior to the summons for the GMS, excluding the date of announcement and the date of the summons.

b.	The announcement for the GMS in letter a must at least contain:
1)	the provisions on the shareholders who are entitled to be present in the GMS;
2)	the provisions on the shareholders who are entitled to propose the agenda of the GMS;
3)	the date of convening of the GMS; and
4)	the date of summons for the GMS.
c.

In the event that the GMS is convened upon the request of the shareholders as referred to in Article 20 paragraph (4) of this Articles of Association, other than containing the matters referred to in letter b, the announcement for the GMS as referred to in letter a of this paragraph, must contain information that the Company convenes the GMS due to the presence of request from the shareholders.

d.	The announcement for the GMS to the shareholders as referred to in letter a of this paragraph, at least through:
1)	1 (one) daily newspaper in the Indonesian language with national circulation;
2)	the website of the Stock Exchange; and
3)	the website of the Company in the Indonesian Language and/or other languages stipulated by the statutory regulations.
e.

In the event that the announcement in letter d paragraph 3) uses any language other than the Indonesian Language, then, the announcement aforesaid must contain the same information as the information in the announcement using the Indonesian Language.

f.

In the event that there is any different interpretation over the information on the announcement in letter e, then, the information to be used as the reference shall be the information in the Indonesian Language.

g.	The evidence of the announcement for the GMS as referred to in letter d number 1) of this paragraph must be delivered to OJK at the latest 2 (two) working days after the announcement of the GMS.
h.

In the event that the GMS is convened upon the request of the shareholders, the delivery of the evidence on the announcement for the GMS as referred to in letter g should be supplemented by a copy of the request letter for the convening of the GMS as referred to in Article 20 paragraph (4) of this Articles of Association.

i.	The announcement for the GMS, to resolve a transaction containing conflict of interest, will be made by adhering to the regulations of the Capital Market.

j.

The provisions in letter a up to g of this paragraph will be applicable mutatis mutandis to the announcement for the convening of the GMS by the shareholders who have obtained the stipulation of the Court to convene the GMS as referred to in Article 20 paragraph (4) letter o of this Articles of Association.

6.	The proposal of agenda of the meeting may be submitted by the shareholders with the following provisions:
a.	The shareholders may propose the agenda of the meeting in writing to the Board of Directors at the latest 7 (seven) days prior to the summons for the GMS.
b.	The shareholders who may propose the agenda of the meeting as referred to in letter a are:

b.1The holder of Dwiwarna A Series share;

b.2 1 (one) or more shareholders representing 1/20 (one-twentieth) or more of the total number of the entire shares which have been issued by the Company with valid voting rights.

c.	The proposal of agenda of the meeting as referred to in letter a of this paragraph must:
1)	be carried out in good faith;
2)	consider the interest of the Company;
3)	enclose the reasons and materials for the proposal of the agenda of the meeting; and
4)	not contradict with the statutory regulations.

d.

The proposal of the agenda of the meeting from the shareholders as referred to in letter a of this paragraph constitutes the agenda requiring the resolution of the GMS, and according to the discretion of the Board of Directors, has fulfilled the requirements in letter c.

e.	The Company will be obliged to include the proposal of agenda of the meeting from the shareholders as referred to in letter a of this paragraph in the agenda of the meeting contained in the summons.

7.	The summons for the GMS will be given with the following provisions:
a.	The Company will be obliged to give summons to the shareholders at the latest 21 (twenty one) days prior to the GMS, excluding the date of the summons and the date of the GMS.
b.	The summons for the GMS as referred to in letter a must at least contain information regarding:
1)	the date of convening of the GMS;
2)	the time of convening of the GMS;
3)	the venue of convening of the GMS;
4)	the provisions on the shareholders who are entitled to be present in the GMS;
5)	the agenda of the meeting, including the elucidation on every agenda aforesaid
6)

the information stating that the materials related to the agenda of the meeting are available for the shareholders starting as of the date of summons for the GMS up to the date of convening of the GMS.

c.	The summons for the GMS to the shareholders as referred to in letter a of this paragraph must at least through:
1)	1 (one) daily newspaper in the Indonesian language with national circulation;
2)	the website of the Stock Exchange; and
3)	the website of the Company in the Indonesian Language and/or other languages stipulated by the statutory regulations.
4)

In the event that the announcement in number 3) uses languages other than the Indonesian Language, then, the announcement aforesaid must contain the same information as information in the announcement using the Indonesian Language.

5)	In the event that there is different interpretation over the information on the announcement in number 4), then, the information to be used as reference is the information in the Indonesian Language.

d.	The evidence of summons for the GMS as referred to in letter c number 1) must be delivered to OJK at the latest 2 (two) working days after the summons for the GMS.
e.	The summons for the GMS, to resolve on transactions with conflict of interest, will be given by adhering to the statutory regulations in the Capital Market sector.
f.	Without prejudice to other provisions in this Articles of Association, the summons must be given by the Board of Directors or the Board of Commissioners according to the manner stipulated in this Articles of Association, with due observance of the statutory regulations in the Capital Market sector.
g.

The provisions in letter a up to letter f of this paragraph will be applicable mutatis mutandis for the summons for the convening of the GMS by the shareholders who have obtained the stipulation of the Court for convening the GMS as referred to in Article 20 paragraph (4) letter o of this Articles of Association.

8.	The summons for the second GMS will be given with the following provisions:
a.	The summons for the second GMS will be given within a period of at the latest 7 (seven) days prior to the second GMS is convened.
b.

In the summons for the second GMS must state that the first GMS has been convened and did not reach the attendance quorum. This provision will be applicable without prejudice to the statutory regulations in the Capital Market sector and other statutory regulations as well as the regulations of the Stock Exchange in which the shares of the Company are listed.

c.	The second GMS will be convened within a period of no sooner than 10 (ten) days and no later than 21 (twenty one) days after the convening of the first GMS.
d.

The provisions on the media for the summons and the corrections on the summons for the GMS as referred to in paragraph (7) letter c up to letter f and paragraph (11) of this Article will be applicable mutatis mutandis to the summons for the second GMS.

9.	The summons for the third GMS will be given with the following provisions:
a.	The summons for the third GMS upon the request of the Company is stipulated by OJK.
b.	In the summons for the third GMS, it is stated that the second GMS has been convened and did not reach the attendance quorum.

10.	The materials for the agenda of the meeting will be stipulated with the following provisions:
a.	The Company will be obliged to provide the materials for the agenda of the meeting for the shareholders.
b.	The materials for the agenda of the meeting as referred to in letter a must be made available starting as of the date of summons for the GMS up to the convening of the GMS.
c.

In the event that the provisions of other statutory regulations stipulating the obligation for the availability of the materials for the agenda of the meeting within a period that is sooner than the provision as referred to in letter b, the providing of the relevant materials for the agenda of the meeting will follow the other statutory regulations aforesaid.

d.

The materials for the agenda of the meeting which are available as referred to in letter b of this paragraph may be in the form of copies of the physical documents and/or copies of electronic documents.

e.	The copies of the physical documents as referred to in letter d will be given free of charge at the office of the Company if requested in writing by the shareholders.
f.	The copies of electronic documents as referred to in letter d of this paragraph may be accessed or downloaded through the website of the Company.
g.

At the time of convening of the GMS, the shareholders will be entitled to obtain the information on the agenda of the meeting and the materials related to the agenda of the meeting, to the extent it is not contradictory to the interest of the Company.

11.	The corrections on the summons for the GMS may be made with the following provisions:
a.

The Company will be obliged to make the corrections on the summons for the GMS if there is any change of information in the summons for the GMS which has been given as referred to in paragraph (7) letter b of this Article;

b.

In the event that the corrections on the summons for the GMS as referred to in letter a contain information on the change of date of convening of the GMS and/or the additions of agenda of the GMS, the Company will be obliged to give a repeat of summons for the GMS with the summoning procedure as stipulated in paragraph (7) of this Article;

c.

The provisions on the obligation to give a repeat of summons for the GMS as referred to in letter b will not be applicable if the corrections on the summons for the GMS regarding the change on the date of convening of the GMS and/or the addition on the agenda of the GMS is carried out other than due to the fault of the Company.

d.

The evidence of the corrections on the summons which is not due to the fault of the Company as referred to in letter c will be delivered to OJK on the same day as the making of corrections on the summons.

e.

The provisions on the media and the delivery of the evidence of the summons for the GMS as referred to in paragraph (7) letter c and letter d of this Article will be applicable mutatis mutandis to the media for the corrections on the summons for the GMS and the delivery of evidence over the correction on the summons for the GMS as referred to in letter a and letter d of this paragraph.

Chairman, Order and Minutes of the General Meeting of Shareholders

Article 24

1.	The GMS will be chaired by the chairman of the GMS with the following provisions:
a.	The chairman of the GMS shall be the members of the Board of Commissioners appointed by the Board of Commissioners.
b.

In the event that all members of the Board of Commissioners were absent or prevented from attending, then, the GMS will be chaired by a member of the Board of Directors appointed by the Board of Directors.

c.

In the event that all members of the Board of Commissioners or the members of the Board of Directors were absent or prevented from attending as referred to in letter a and letter b, the GMS will be chaired by a shareholder present in the GMS who is appointed from and by the participants of the GMS.

d.

In the event that the members of the Board of Commissioners appointed by the Board of Commissioners to chair the GMS has conflict of interest with the agenda to be resolved in the GMS, then, the GMS will be chaired by another member of the Board of Commissioners having no conflict of interest who is appointed by the Board of Commissioners.

e.	In the event that all members of the Board of Commissioners have conflict of interest, the GMS will be chaired by one of the members of the Board of Directors appointed by the Board of Directors.
f.

In the event that one of the members of the Board of Directors appointed by the Board of Directors to chair the GMS has conflict of interest over the agenda to be resolved in the GMS, the GMS will be chaired by a member of the Board of Directors having no conflict of interest.

g.

In the event that all members of the Board of Directors have conflict of interest, the GMS will be chaired by one of the non-controlling shareholders elected by other majority shareholders present in the GMS.

h.

The Chairman of the GMS will be entitled to demand in order that those who are present verify their authorities to be present in the GMS aforesaid and/or to demand in order that the power of attorney to represent the shareholders is shown to him/her.

2.	The Company will be obliged to convene the GMS with the following provisions:
a.	At the time of convening of the GMS, the order of the GMS must be provided to the present shareholders.
b.	The basic points of order of the GMS as referred to in letter a must be read out before the GMS is started.
c.	At the time of the opening of the GMS, the chairman of the GMS will be obliged to provide explanation to the shareholders at least regarding:
1)	the general condition of the Company in brief;
2)	the agenda of the meeting;
3)	the mechanism for the adoption of resolution related to the agenda of the meeting; and
4)	the procedure for the exercise of right of the shareholders to raise question and/or to give opinion.
3.	The Company will be obliged to draw up the minutes of the GMS with the following provisions:
a.

The minutes of the GMS will be drawn up in the Indonesian Language. The minutes of the GMS aforesaid will become valid evidence towards all shareholders and the third parties regarding the resolutions and any and all proceedings in the meeting.

b.	The minutes of the GMS must be drawn up and signed by the chairman of the meeting and at least 1 (one) shareholder appointed from and by the participants of the GMS.
c.	The affixation of signatures as referred to in letter b will not be required if the minutes of the GMS aforesaid were drawn up in the form of the deed of minutes of the GMS drawn up by the Notary.
d.	The minutes of GMS as referred to in letter a and letter b of this paragraph must be delivered to OJK at the latest 30 (thirty) days after the convening of the GMS.

e.

In the event that the time of delivery of the minutes of the GMS as referred to in letter d falls on holiday, the minutes of the GMS aforesaid must be delivered at the latest on the subsequent working day.

4.	The Company will be obliged to prepare the summary of the minutes of the GMS with the following provisions:
a.	The summary of the minutes of the GMS must at least contain information on:
1)	the date of the GMS, the venue of the convening of the GMS, the time of convening of the GMS, and the agenda of the GMS;
2)	the members of the Board of Directors and the members of the Board of Commissioners present at the GMS;
3)	the total number of shares with valid voting rights present at the GMS and the percentage of the total number of the entire shares with valid voting rights;
4)	the presence or absence of the granting of opportunity to the shareholders to raise questions and/or give opinion related to the agenda of the meeting;
5)	the total number of the shareholders raising questions and/or giving opinion related to the agenda of the meeting, if the shareholders were given the opportunity;
6)	the mechanism for the adoption of resolutions of the GMS;
7)

the result of the voting which covers the total number of affirmative votes, dissenting votes, and abstain votes (not casting votes) for every agenda of the meeting, if the adoption of resolution is carried out by means of voting;

8)	the resolution of the GMS; and
9)	the implementation on the payment of cash dividend to the entitled shareholders, if there is any resolution of the GMS related to distribution of cash dividend.

b.	The summary of the minutes of the GMS as referred to in letter a must be announced to the public at least through:
1)	1 (one) daily newspaper in the Indonesian Language with national circulation;
2)	The website of the Stock Exchange; and
3)	The website of the Company in the Indonesian Language and/or other languages stipulated by the statutory regulations.

c.

In the event that announcement in letter b number 3) uses any language other than the Indonesian Language, then, the announcement aforesaid must contain the same information as the information in the announcement using the Indonesian Language.

d.

In the event that there is any different interpretation over the information on the announcement in letter c, then, the information to be used as reference shall be the information in the Indonesian Language.

e.	The announcement over the summary of minutes of the GMS as referred to in letter b of this paragraph must be announced to the public at the latest 2 (two) working days after the convening of the GMS.
f.	The evidence of the announcement of the minutes of the GMS as referred to in letter b number 1) of this paragraph must be delivered to OJK at the latest 2 (two) working days after being announced.
g.	The provisions of paragraph (3) letter d and letter e as well as paragraph (4) letter b, letter e and letter f of this Article, will be applicable mutatis mutandis to:
1)	the delivery to OJK over the minutes of the GMS and the summary of the minutes of the GMS being announced; and
2)	the announcement of the summary of minutes of the GMS

of the convening of the GMS by the shareholders who have obtained stipulation of the Court for convening the GMS as referred to in Article 20 paragraph (4) letter o of this Articles of Association.

Quorum, Voting Rights and Resolution in the General Meeting of Shareholders

Article 25

1.

To the extent not stipulated otherwise in this Articles of Association, the attendance quorum and the resolution of the GMS with regard to the matters to be resolved in the meeting will be carried out by following the provisions:

a.

it is attended by the shareholders representing more than 1/2 (one-half) of the total number of the entire shares with valid voting rights and the resolution will be valid if it is approved by more than 1/2 (one-half) of the total number of the entire shares with voting rights present in the meeting, unless the Law and/or this Articles of Association stipulate a greater number of quorum;

b.

in the event that the attendance quorum as referred to in letter a cannot be achieved, then, the second GMS will be valid and entitled to adopt binding resolution if it is attended by the shareholders representing at least 1/3 (one-third) of the total number of the entire shares with valid voting rights and the resolution will be valid if it is approved by more than 1/2 (one-half) of the total number of the entire shares with voting rights present in the meeting, unless the Law and/or this Articles of Association stipulate a greater number of quorum;

c.

in the event that the attendance quorum in the second GMS as referred to in letter b cannot be achieved, the third GMS may be convened, provided that the third GMS will be valid and entitled to adopt resolution if it is attended by the shareholders from the shares with valid voting rights, with the attendance quorum and the requirements for the adoption of resolutions stipulated by OJK upon the request of the Company.

2.

The GMS for the agenda of transferring the assets of the Company or to place the assets of the Company as security over debt which constitutes more than 50% (fifty percent) of the total net assets of the Company in 1 (one) or more transactions, either related to one another or independent, must be carried out with the following provisions:

a.

it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing at least ¾ (three-fourth) of the total number of the entire shares with valid voting rights and the resolution will be valid if it is approved by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than ¾ (three-fourth) of the total number of the entire shares with voting rights present in the meeting;

b.

in the event that the attendance quorum as referred to in letter a cannot be achieved, then, the second GMS will be valid and entitled to adopt binding resolution if it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing at least 2/3 (two-third) of the total number of the entire shares with valid voting rights and the resolution must approved by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than 3/4 (three-fourth) of the total number of the entire shares with voting rights present in the meeting; and

c.

in the event that the attendance quorum in the second GMS as referred to in letter b cannot be achieved, the third GMS may be convened, provided that the third GMS will be valid and entitled to adopt resolution if it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies collectively, with the attendance quorum and the requirements for the adoption of resolutions stipulated by OJK upon the request of the Company.

3.	The GMS to approve the transactions with conflict of interest will be carried out with the following provisions:
a.

it is attended by the independent shareholders representing more than ½ (one-half) of the total number of the entire shares with valid voting rights owned by the independent shareholders and the resolution will be valid if it is approved the independent shareholders representing more than ½ (one-half) of the total number of the entire shares with valid voting rights owned by the independent shareholders;

b.

in the event that the quorum as referred to in letter b cannot be achieved, then, the second GMS will be valid if it is attended by the independent shareholders representing more than ½ (one-half) of the total number of the entire shares with valid voting rights owned by the independent shareholders and approved by more than 1/2 (one-half) of the total number of the entire shares owned by the independent shareholders present in the meeting

c.

in the event that the attendance quorum in the second GMS as referred to in letter c cannot be achieved, the third GMS may be convened, provided that the third GMS will be valid and entitled to adopt resolution if it is attended by the independent shareholders from the shares with valid voting rights, with the attendance quorum stipulated by OJK upon the request of the Company.

d.

the resolution of the third GMS will be valid if it is approved by the independent shareholders representing more than 50% (fifty percent) of the shares owned by the independent shareholders who are present; and

e.	the shareholders having conflict of interest will be considered of having given the same resolution as the resolution approved by the independent shareholders not having conflict of interest

4.

The GMS for the appointment and dismissal of the members of the Board of Directors and the Board of Commissioners, the issuance of Equity Securities and/or the increase of issued and paid up capital will be carried out with the following provisions:

a.

it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than ½ (one-half) of the total number of the entire shares with valid voting rights and the resolution is approved by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than ½ (one-half) of the total number of the entire shares with voting rights present in the meeting.

b.

in the event that the attendance quorum as referred to in letter a cannot be achieved, then, the second GMS will be valid if it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing at least 1/3 (one-third) of the total number of the entire shares with valid voting rights and the resolution must approved by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than 1/2 (one-half) of the total number of the entire shares with voting rights present in the meeting.

c.

in the event that the attendance quorum in the second GMS as referred to in letter b cannot be achieved, the third GMS may be convened, provided that the third GMS will be valid and entitled to adopt resolution if it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies collectively, with the attendance quorum and the requirements for the adoption of resolutions stipulated by OJK upon the request of the Company

5.	The GMS to make amendment to this Articles of Association will be carried out with the following provisions:
a.

it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than 2/3 (two-third) of the total number of the entire shares with valid voting rights and the resolution must be approved by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than 2/3 (two-third) of the total number of the entire shares with voting rights present in the meeting.

b.

in the event that the attendance quorum as referred to in letter a cannot be achieved, then, the second GMS will be valid if it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing at least 3/5 (three-fifth) of the total number of the entire shares with valid voting rights and the resolution must approved by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than ½ (one-half) of the total number of the entire shares with voting rights present in the meeting.

c.

in the event that the attendance quorum in the second GMS as referred to in letter b cannot be achieved, the third GMS may be convened, provided that the third GMS will be valid and entitled to adopt resolution if it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies collectively, with the attendance quorum and the requirements for the adoption of resolutions stipulated by OJK upon the request of the Company.

6.

With due observance of the provisions of the statutory regulations, then, the Merger, Consolidation, Acquisition, Separation, submission of application in order that the Company is declared bankrupt and Dissolution may only be carried out based on the resolution of the GMS, with the following provisions:

a.

it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing at least ¾ (three-fourth) of the total number of the entire shares with valid voting rights and the resolution must be approved by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing at least ¾ (three-fourth) of the total number of the entire shares with voting rights present in the GMS.

b.

in the event that the attendance quorum as referred to in letter a cannot be achieved, then, the second GMS will be valid if it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing at least 2/3 (two-third) of the total number of the entire shares with valid voting rights and the resolution must approved by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies jointly representing more than ¾ (three-fourth) of the total number of the entire shares with voting rights present in the GMS.

c.

in the event that the attendance quorum in the second GMS as referred to in letter b cannot be achieved, the third GMS may be convened, provided that the third GMS will be valid and entitled to adopt resolution if it is attended by the holder of Dwiwarna A Series share and the other shareholders and/or their valid proxies collectively, with the attendance quorum and the requirements for the adoption of resolutions stipulated by OJK upon the request of the Company.

7.

Entitled to be present in the GMS are the shareholders whose names are registered in the Register of Shareholders of the Company, 1 (one) working days prior to the summons for the GMS, with due observance of the statutory regulations and the regulations of the Stock Exchange in which the shares of the Company are listed.

8.

In the event that there is any correction on the summons as referred to in Article 23 paragraph (11) letter a of this Articles of Association, the shareholders who will be entitled to be present in the GMS shall be the shareholders whose names are registered in the Register of Shareholders of the Company, 1 (one) working day prior to the correction on the summons for the GMS.

9.	The shareholders, both personally and represented by virtue of power of attorney will be entitled to attend the GMS, with due observance of the statutory regulations.

10.	In the meeting, every share will grant right to its owner to cast 1 (one) vote.

11.

The shareholders with voting rights present in the meeting, however, did not cast votes (abstain) will be considered of casting the same votes as the majority votes of the shareholders casting their votes.

12.

In the voting, the votes cast by a shareholder will be applicable to the entire shares which he/she owned, and the shareholder will not be entitled to grant power of attorney to more than one proxy for a portion of the total number of shares which he/she owned, in favor of different votes. The provisions aforesaid will be exempted for:

a.	The Custodian Bank or the Securities Company as the Custodian representing its customers who are the shareholders of the Company.
b.	The Investment Manager representing the interest of the Mutual Fund which it managed.

13.

The members of the Board of Directors, the members of the Board of Commissioners and the employees of the Company may act as the proxies in the meeting, however, in the voting, the relevant members of the Board of Directors, members of the Board of Commissioners and/or employees are prohibited to act as proxies of the shareholders

14.	Voting will be carried out verbally, unless the Chairman of the Meeting stipulates otherwise.

15.	All resolutions will be adopted based on deliberation to reach a consensus.

16.

In the event that resolution based on deliberation to reach a consensus cannot be achieved, then, the resolution will be adopted based on the affirmative votes as stipulated in this Articles of Association.

17.	The adoption of resolution by means of voting as referred to in paragraph (16) must be carried out with due observance of the provisions on attendance quorum and resolution quorum of the GMS.

18.	At the time of convening of the GMS, the Company may invite other parties related to the agenda of the GMS.

Utilization of Profit

Article 26

1.	The utilization of net profit, including the amount set aside as the reserves for the losses will be resolved by the Annual GMS.

2.

The Board of Directors must submit proposal to the Annual GMS regarding the utilization of net profit which has not yet been distributed, which is stated in the balance sheet and the profit and loss statement submitted to obtain approval of the Annual GMS, in which proposal may be stated that the amount of net profit which has not yet been distributed aforesaid may be set aside for the reserve fund as well as the proposal regarding the total amount of dividend to the shareholders, or other distribution, such as fees (commissions) for the members of the Board of Directors and the members of the Board of Commissioners, bonuses for the employees, social fund reserves, and so forth, which might be distributed, one and other things, without prejudice to the rights of the GMS to resolve otherwise.

3.

The entire net profit after the deduction of setting aside for the reserves as referred to in paragraph (1) of this Article will be distributed to the shareholders as dividends, unless stipulated otherwise by the GMS.

4.

a. Dividend may only be paid in accordance with the financial capability of the Company based on the resolution adopted in the Annual GMS, in which resolution must also be stipulated the time, method of payment and form of dividend, with due observance of the statutory regulations in the Capital Market sector, as well as the regulations of the Stock Exchange in which the shares of the Company are listed.

b. In the event that there is any resolution of the GMS related to the distribution of cash dividend, the Company will be obliged to make the payment of cash dividend to the entitled shareholders at the latest 30 (thirty) days after the publication of the summary of the minutes of GMS resolving the distribution of cash dividend.

c.

Dividend for shares will be paid to the individuals under whose names the shares are registered in the Register of Shareholders, on the date stipulated by the Annual GMS resolving the distribution of the dividend.

d.	The day of payment must be announced by the Board of Directors to the shareholders.

5.

In addition to the utilization of net profit as referred to in paragraph (2) of this Article, the GMS may stipulate the utilization of net profit for other distribution, such as fees for the members of the Board of Directors, the Board of Commissioners, and bonuses for the employees.

6.	Dividend as referred to in paragraph (3) of this Article may only be distributed if the Company has positive profit balance.

7.	The utilization of net profit for fees and bonuses will be carried out, to the extent they are not budgeted and taken into account as costs in the current year.

8.

Dividend left unclaimed for a period of 5 (five) years starting as of the date of stipulation for the payment of the previous dividends, will be entered into the reserve fund specifically intended for such purposes.

9.

Dividends in the special reserve fund aforesaid may be claimed by the entitled Shareholders by presenting the evidence of their rights over the dividends aforesaid which is acceptable to the Board of Directors of the Company, on the condition that the collection of which is not in lump sum amount and by paying the administration cost stipulated by the Board of Directors.

10.	Dividends which have been entered into the special reserves in paragraph (8) of this Article and which are left unclaimed for a period of 10 (ten) years, will become the entitlement of the Company.

11.

The Company may distribute interim dividend before the end of the financial year of the Company if requested by the shareholders representing at least 1/10 (one-tenth) of the total number of the entire shares which have been issued, with due observance of the profit gain projection and the financial capability of the Company.

12.

The distribution of interim dividend will be stipulated based on the resolution of the Meeting of the Board of Directors upon obtaining the approval of the Board of Commissioners, with due observance of paragraph (10) of this Article.

13.

In the event that after the financial year ended, evidently the Company suffers losses, the interim dividend which has been distributed must be returned by the shareholders to the Company. The Board of Directors and the Board of Commissioners will be jointly and severally liable for the losses of the Company, in the event that the shareholders cannot return the interim dividend in paragraph (11) of this Article.

Utilization of Reserve Fund

Article 27

1.	The Company will establish an obligatory reserve and other reserves.

2.	The setting aside of net profit for reserves in paragraph (1) will be applicable if the Company has positive profit balance.

3.

The portion of the profit made available for the reserve fund will be stipulated by the GMS with due observance of the statutory regulations. The setting aside of the net profit for the obligatory reserve in paragraph (1) will be carried out until the reserve aforesaid reaches at least 20% (twenty percent) of the amount of the issued and paid up capital.

4.

The obligatory reserve in paragraph (1) of this Article which has not yet reached the amount as referred to in paragraph (3) may only be used to cover losses of the Company which cannot be fulfilled by other reserves.

5.

If the obligatory reserve fund in paragraph (1) of this Article has exceeded the 20% (twenty percent) threshold aforesaid, then, the GMS may stipulate in order that the exceeding amount of the reserve fund aforesaid be used for the needs of the Company.

6.

The Board of Directors must manage the reserve fund in order that the reserve fund aforesaid bears profit, in the manner considered good by the Board of Directors and with due observance of the statutory regulations.

7.	The profit obtained from the reserve fund aforesaid will be entered into the profit and loss statement.

Amendment to the Articles of Association

Article 28

1.	The amendment to this Articles of Association must observe the Company Law and/or the statutory regulations in the Capital Market sector.

2.	The amendment to this Articles of Association will be stipulated by the GMS with the conditions as stated in Article 25 paragraph (5) of this Articles of Association.

3.	The agenda regarding the amendment to the Articles of Association must be clearly stated in the summons for the GMS.

4.

The provisions of this Articles of Association concerning the name, place of domicile of the Company, purposes and objectives, business activities, term of duration of the Company, amount of the authorized capital, decrease of issued and paid up capital, and status from privately owned company to become public company or the reverse, must obtain approval from the Minister in the Law Sector as referred to in the Company Law.

5.

The amendment to this Articles of Association, other than those concerning the matters in paragraph (4), will be sufficient if it is notified to the Minister in the Law Sector with due observance of the provisions in the Company Law.

6.	The resolution regarding the decrease of capital must be notified in writing to all creditors of the Company and must be published by the Board of Directors in daily newspapers in the Indonesian language issued and or widely circulated at the place of domicile of the Company at the latest 7 (seven) days, starting as of the date of resolution of the GMS regarding the decrease of the capital aforesaid.

Merger, Consolidation, Acquisition and Separation

Article 29

1.	The Merger, Consolidation and Acquisition and Separation will be stipulated by the GMS with the conditions as stated in Article 25 paragraph (6) of this Articles of Association.

2.

Further provisions regarding the Merger, Consolidation, Acquisition, and Separation are as referred to in the statutory regulations, particularly the statutory regulations in the Capital Market sector.

Dissolution, Liquidation and End of Legal Entity Status

Pasal 30

1.	The dissolution of the Company may be carried out based on the resolution of the GMS with the provisions as stated in Article 25 paragraph (6) of this Articles of Association.

2.	If the Company were dissolved based on the resolution of the GMS or if it is declared of being dissolved based on the stipulation of the Court, then, must be carried out liquidation by the liquidator.

3.	The liquidator will be accountable to the GMS or the Court appointing him/her over the liquidation of the Company which he/she performed.

4.

The liquidator will be obliged to notify to the Minister in the Law Sector and to publish the final result of the liquidation in the newspapers after the GMS grant release and discharge to the Liquidator or after the Court appointing the Liquidator or after the Court appointing the liquidator aforesaid accepts the accountability report.

5.

The provisions regarding the dissolution, liquidation and the end of legal entity status of the Company shall be with due observance of the statutory regulations, particularly the statutory regulations in the Capital Market sector.

Domicile of the Shareholders

Article 31

For matters concerning the shareholders which are related to the Company, the shareholders will be considered of residing at the addresses as recorded in the Book of Register of Shareholders as referred to in Article 9 of this Articles of Association.

Closing Provisions

Article 32

Any and all things which are not stipulated or which are not sufficiently stipulated in this Articles of Association will adhere to the Company Law, the statutory regulations in the Capital Market sector and other statutory regulations and/or will be resolved in the GMS with due observance of the statutory regulations.